EXHIBIT 10.1
180 NORTH LASALLE
PURCHASE AND SALE AGREEMENT
BETWEEN
180 N. LASALLE II, L.L.C.,
a Delaware limited liability company
AS SELLER
AND
180 N. LASALLE REALTY LLC,
a Delaware limited liability company
AS BUYER
As of February 22, 2010

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PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of the 22nd day of February, 2010, by and between 180 N. LASALLE II, L.L.C., a Delaware limited liability company (“Seller”), and 180 N. LASALLE REALTY LLC, a Delaware limited liability company (“Buyer”).
BACKGROUND:
A. Seller is the owner of the land, buildings and other improvements commonly known as 180 North LaSalle Street, in the City of Chicago, Illinois, and more particularly described on Exhibit A attached hereto and made a part hereof (the “Land”).
B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Property on the terms and conditions hereinafter set forth.
C. Buyer has requested that Seller permit Buyer to assume the existing financing encumbering the Land (the “Existing Loan”), and Seller is willing to accommodate Buyer’s request subject to the terms and conditions contained herein.
ARTICLE I
DEFINITIONS
1.1 Definitions. For purposes of this Agreement, the following capitalized terms have the meanings set forth in this Section 1.1:
“Acceptable Estoppel” has the meaning ascribed to such term in Section 5.4(a).
“Additional Assumption Information” has the meaning ascribed to such term in Section 17.2.
“Approved Form” has the meaning ascribed to such term in Section 5.4(a).
“Anti-Money Laundering and Anti-Terrorism Laws” has the meaning ascribed to such term in Section 8.3(f).
“AR Report” has the meaning ascribed to such term in Section 8.2(b).
“Assignment of Contracts” has the meaning ascribed to such term in Section 10.2(d).
“Assignment of Leases” has the meaning ascribed to such term in Section 10.2(c).
“Assumed Guarantees” means, collectively, the Exceptions to Non-Recourse Guaranty, and the Environmental Indemnity Agreement, all under the Existing Loan Documents.
“Assumption Approval” has the meaning ascribed to such term in Section 10.1(a).
Agreement of Sale and Purchase

“Authorities” means the various federal, state and local governmental and quasi-governmental bodies or agencies having jurisdiction over the Real Property and Improvements, or any portion thereof.
“Bill of Sale” has the meaning ascribed to such term in Section 10.2(b).
“Board Approval Date” has the meaning ascribed to such term in Section 18.14.
“BOMA” has the meaning ascribed to such term in Section 18.15.
“BOMA Agreements” has the meaning ascribed to such term in Section 18.15.
“Business Day” means any day other than a Saturday, Sunday, the first two (2) days of Passover and the last two (2) days of Passover (which for 2010 are March 29, March 30, April 4 and April 5)or a day on which national banking associations are authorized or required to close in Chicago, Illinois.
“Buyer’s Affiliates” means any past, present or future: (i) shareholder, partner, member, manager or owner of Buyer; (ii) entity that, directly or indirectly, controls, is controlled by or is under common control with Buyer; and (iii) the heirs, executors, administrators, personal or legal representatives, successors and assigns of any or all of the foregoing.
“Buyer’s Costs” has the meaning ascribed to such term in Section 3.3.
“Buyer’s Leasing Agent” has the meaning ascribed to such term in Section 7.1(b)(ii).
“Certificate as to Foreign Status” has the meaning ascribed to such term in Section 10.2(g).
“Certifying Person” has the meaning ascribed to such term in Section 4.2(a).
“Closing” means the consummation of the purchase and sale of the Property contemplated by this Agreement, as provided for in Article X.
“Closing Date” means the date on which the Closing of the transaction contemplated hereby actually occurs.
“Closing Statement” has the meaning ascribed to such term in Section 10.4(a).
“Closing Surviving Obligations” means the rights, liabilities and obligations set forth in Sections 3.2, 5.3, 5.5, 8.3, 8.4, 10.4, 11.1, 11.2, 16.1, 17.4, 18.3, and 18.15 and Articles XII and XVI, and any other provisions which pursuant to their terms survive the Closing hereunder.
“Code” has the meaning ascribed to such term in Section 4.2.
“Confidentiality Agreement” means that certain Confidentiality Agreement dated June 28, 2008, entered into by the parties with respect to the transaction contemplated by this Agreement.
Agreement of Sale and Purchase

“Conforming New Lease Agreement” has the meaning ascribed to such term in Section 7.1(b)(i).
“Consent” means any approval, consent or similar authorization.
“Deed” has the meaning ascribed to such term in Section 10.2(a).
“Defeasance Notice” has the meaning ascribed to such term in Section 17.6.
“Delinquent” has the meaning ascribed to such term in Section 10.4(b).
“Diligence Website” has the meaning ascribed to such term in Section 5.2(a).
“Documents” has the meaning ascribed to such term in Section 5.2(a).
“Earnest Money” has the meaning ascribed to such term in Section 4.1.
“Effective Date” shall mean the date indicated on the signature page hereto which is the date that both Seller and Buyer have executed this Agreement and a fully executed copy of this Agreement (which may be by facsimile or email) has been delivered to both parties.
“Environmental Laws” means each and every federal, state, county and municipal statute, ordinance, rule, regulation, code, order, requirement, directive, binding written interpretation and binding written policy pertaining to Hazardous Substances issued by any Authorities and in effect as of the date of this Agreement with respect to or which otherwise pertains to or affects the Real Property or the Improvements, or any portion thereof, the use, ownership, occupancy or operation of the Real Property or the Improvements, or any portion thereof, or Buyer, and as same have been amended, modified or supplemented from time to time prior to the Effective Date, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Water Act (33 U.S.C. § 1321 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon Gas and Indoor Air Quality Research Act of 1986 (42 U.S.C. § 7401 et seq.), the National Environmental Policy Act (42 U.S.C. § 4321 et seq.), the Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and any and all rules and regulations which have become effective prior to the date of this Agreement under such statutes.
“Escrow Agent” means First American Title Insurance Company, having an address at 30 North LaSalle Street, Suite 310, Chicago, Illinois 60602.
“Estoppel Delivery Date” has the meaning ascribed to such term in Section 5.4(a)
Agreement of Sale and Purchase

“Executive Order” has the meaning ascribed to such term in Section 8.3(f).
“Existing Guarantors” means Prime Group Realty, L.P. and Seller.
“Existing Lease Expenses” has the meaning ascribed to such term in Section 10.4(g).
“Existing Loan” has the meaning ascribed to such term in the Recitals hereto.
“Existing Loan Documents” shall mean the documents evidencing, securing or otherwise governing the Existing Loan, as listed on Exhibit B attached hereto and made a part hereof.
“Existing Survey” has the meaning ascribed to such term in Section 6.1(a).
“Extension Period” has the meaning ascribed to such term in Section 10.1(b).
“Final Organizational Structure” has the meaning ascribed to such term in Section 17.4.
“Final Submission Date” has the meaning ascribed to such term in Section 17.2(b).
“Financing Consents” means the Consents with respect to the Existing Loan that are required in order to (i) permit the Buyer to assume the Existing Loan, (ii) cause Seller and the Existing Guarantors to be released from any and all liability under the Existing Loan Documents and the Assumed Guarantees except to the extent accruing or arising from or related to events occurring prior to the Closing, including but not limited to the obligation to repay the Existing Loan at maturity, and (iii) to have Buyer substituted as the borrower under the Existing Loan Documents and to have New Guarantor substituted as the guarantor under the Assumed Guaranties.
“Financing Consent Costs” means all costs, fees or other expenses, that are required to be paid to third parties by Seller or Buyer in connection with the Financing Consents, including, without limitation, any loan application fees and costs, loan assumption fees and costs and the legal fees of any Lender, rating agencies and other third parties in connection with the Existing Loan (but excluding Seller’s legal fees).
“Government List” shall mean any of (i) the two lists maintained by the United States Department of Commerce (Denied Persons and Entities), (ii) the list maintained by the United States Department of Treasury (Specially Designated Nationals and Blocked Persons), and (iii) the two lists maintained by the United States Department of State (Terrorist Organizations and Debarred Parties).
“Governmental Regulations” means all statutes, ordinances, rules and regulations of the Authorities applicable to Seller or the use or operation of the Real Property or the Improvements or any portion thereof.
“Hazardous Substances” means (a) asbestos, radon gas and urea formaldehyde foam insulation, (b) any solid, liquid, gaseous or thermal contaminant, including smoke vapor, soot, fumes, acids, alkalis, chemicals, petroleum products or byproducts, polychlorinated biphenyls, phosphates, lead or other heavy metals and chlorine, (c) any solid or liquid waste (including, without limitation, hazardous waste), hazardous air pollutant, hazardous substance, hazardous chemical substance and mixture, toxic substance, pollutant, pollution, regulated substance and contaminant, and (d) any other chemical, material or substance, the use or presence of which, or exposure to the use or presence of which, is prohibited, limited or regulated by any Environmental Laws.
Agreement of Sale and Purchase

“Improvements” means all buildings, structures, fixtures, parking areas and other improvements located on the Real Property.
“Land” has the meaning ascribed to such term in the Recitals hereto.
“Lease Option Exercise” has the meaning ascribed to such term in Section 7.1(b)(i).
“Leases” means all of the leases, licenses for occupancy of space, and other agreements entered into by Seller (or a predecessor-in-interest) as landlord with respect to the use and occupancy of the Property, together with all amendments, renewals and modifications thereof, if any, all guaranties thereof, if any, and any new leases, lease amendments and lease guaranties entered into after the Effective Date in accordance with the terms of this Agreement.
“Lender” means any lender and/or servicer under the Existing Loan Documents.
“Licensee Parties” has the meaning ascribed to such term in Section 5.1.
“Licenses and Permits” means, collectively, all of Seller’s right, title and interest, to the extent assignable, in and to licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by the Authorities exclusively in connection with the Real Property and the Improvements, together with all renewals and modifications thereof.
“Major Tenants” means, collectively, (i) Accenture, (ii) VivaKi, Inc. (formerly known as MarketForward), (iii) ABM Janitorial, (iv) Cramer Kopon, (v) Pugh Jones, (vi) Miller Shakman, and (vii) Chicago Equity Partners.
“Managing Member” means the individual acting as the managing member of 180 N. LaSalle Member LLC, which is the sole member of 180 N. LaSalle Owner LLC, which is the sole member of Buyer.
“Minimum Standards” has the meaning ascribed to such term in Section 17.4.
“New Guarantor” means the individual who will replace the Existing Guarantors under the Existing Loan Documents in the event the Existing Loan is assumed by Buyer.
“New Lease Agreement” has the meaning ascribed to such term in Section 7.1(b)(i).
“New Lease Guidelines” the guidelines attached hereto as Exhibit N and made a part hereof.
Agreement of Sale and Purchase

“Operating Expenses” has the meaning ascribed to such term in Section 10.4(c).
“Other Intangibles” has the meaning ascribed to such term in Section 2.1(h).
“Outside Date” means the date that is one hundred five (105) days after the Board Approval Date.
“Owner’s Affidavit” has the meaning ascribed to such term in Section 6.2.
“Party Representatives” has the meaning ascribed to such term in Section 12.2.
“Pending Leases” has the meaning ascribed to such term in Section 7.1(b).
“Permitted Assignee” has the meaning ascribed to such term in Section 15.2.
“Permitted Exceptions” shall mean: (a) any exception arising out of an act of Buyer or its representatives, agents, employees or independent contractors; (b) zoning and subdivision ordinances and regulations; (c) real estate taxes and assessments not yet due and payable; (d) the standard pre-printed exclusions from coverage set forth in the Title Policy that Seller is not required to remove as provided herein; (e) the rights of Tenants under the Leases as tenants only; (f) any matters deemed to constitute Permitted Exceptions in this Agreement; (g) if the Existing Loan is assumed, documents evidencing or securing the Existing Loan as listed on Exhibit B; and (h) the matters listed on Exhibit O attached hereto and made a part hereof.
“Permitted Outside Parties” has the meaning ascribed to such term in Section 5.2(b).
“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or government (whether federal, state, county, city or otherwise, including, but not limited to, any instrumentality, division, agency or department thereof).
“Personal Property” means all of Seller’s right, title and interest in and to all equipment, appliances, tools, supplies, machinery, artwork, furnishings and other tangible personal property attached to, appurtenant to, located in and used exclusively in connection with the ownership or operation of the Improvements and situated at the Property on the Effective Date (provided that Seller shall have the right to remove items of Personal Property so long as the removed item is replaced by an article that is of equivalent suitability and not materially less value). Notwithstanding the preceding sentence, “Personal Property” shall not include (a) any proprietary or confidential materials, (b) any property that serves or is used in connection with any property other than the Property, (c) any property owned by Tenants or others, (d) any property leased by Seller, and (e) the files or data within any computer which is included as Personal Property (since the hard drives of such computers will be erased), but to the extent reasonably practicable, property files for the Property located on such computers will be provided to Buyer on CDs.
“Posting Deadline” has the meaning ascribed to such term in Section 8.1.
Agreement of Sale and Purchase

“Preliminary Submission Date” has the meaning ascribed to such term in Section 17.2(a).
“Property” has the meaning ascribed to such term in Section 2.1.
“Property Employees” has the meaning ascribed to such term in Section 7.2.
“Property Manager” shall mean those individuals or entities which manage the Property.
“Proprietary Information” has the meaning ascribed to such term in Section 5.2(a).
“Proration Items” has the meaning ascribed to such term in Section 10.4(a).
“Proration Time” has the meaning ascribed to such term in Section 10.4(a).
“Purchase Price” has the meaning ascribed to such term in Section 3.1.
“Real Property” means fee simple title to the Land, together with all of Seller’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Seller’s right, title and interest in and to the adjacent streets, alleys and right-of-ways, and any easement rights, air rights, subsurface development rights and water rights.
“Rejection Notice” has the meaning ascribed to such term in Section 5.4(b).
“Rental” has the meaning ascribed to such term in Section 10.4(b), and same are “Delinquent” in accordance with the meaning ascribed to such term in Section 10.4(b).
“Rent Roll” has the meaning ascribed to such term in Section 8.2(b).
“Required Changes” has the meaning ascribed to such term in Section 17.4.
“Required Items Checklist” means the checklist attached hereto as Exhibit P and made a part hereof.
“Required Percentage” has the meaning ascribed to such term in Section 5.4(a).
“Revenue Departments” has the meaning ascribed to such term in Section 10.2(o).
“Scheduled Closing Date” has the meaning ascribed to such term in Section 10.1(a).
“Security Deposits” means all security deposits to the extent paid to and required to be held by Seller under the Leases, as landlord, whether cash or non-cash (such as a letter of credit) to the extent attributable to the Property or a portion thereof (together with any interest which has accrued thereon, but only to the extent such interest has accrued for the account of the Tenant), less all amounts applied by Seller to Tenant obligations in accordance with the terms of this Agreement.
“Seller Parties” has the meaning ascribed to such term in Section 5.3(b).
Agreement of Sale and Purchase

“Seller’s Affiliates” means any past, present or future: (i) shareholder, partner, member, manager or owner of Seller; (ii) entity in which Seller or any past, present or future shareholder, partner, member, manager or owner of Seller has or had an interest; (iii) entity that, directly or indirectly, controls, is controlled by or is under common control with Seller; and (iv) the successors and assigns of any or all of the foregoing.
“Seller’s Broker” has the meaning ascribed to such term in Section 16.1.
“Seller’s Share” has the meaning ascribed to such term in Section 17.1.
“Service Contracts” means all of Seller’s right, title and interest, to the extent assignable, in all service agreements, maintenance contracts, equipment leasing agreements, warranties, guarantees, bonds, open purchase orders and other contracts for the provision of labor, services, materials or supplies relating solely to the Real Property, Improvements or Personal Property and under which Seller is currently paying for services rendered in connection with the Property, together with all renewals, supplements, amendments and modifications thereof, and any new such agreements entered into after the Effective Date, to the extent permitted by Section 7.1, but excluding any leasing and/or management agreements with the Property Manager.
“Service Contract Notice Letters” has the meaning ascribed to such term in Section 10.2(n).
“Significant Portion” means, for purposes of the casualty and condemnation provisions set forth in Article XI hereof, damage by fire or other casualty to the Real Property and the Improvements or a portion thereof, the cost of which to repair would exceed $2,500,000 in the aggregate.
“SNDA” has the meaning ascribed to such term in Section 5.6.
“Tax Declarations” has the meaning ascribed to such term in Section 10.2(i).
“Tenant Notice Letters” has the meaning ascribed to such term in Section 10.2(e).
“Tenants” means the tenants or users of all or any portion of the Property claiming rights pursuant to Leases.
“Termination Surviving Obligations” means the rights, liabilities and obligations set forth in Sections 5.2, 5.3, 5.5, 11.2, 16.1 and 18.3, 18.14, and Articles XII and XIII, and any other provisions which pursuant to their terms survive any termination of this Agreement without limitation.
“Title Commitment” has the meaning ascribed to such term in Section 6.1.
“Title Company” means First American Title Insurance Company, having an address at 30 North LaSalle Street, Suite 310, Chicago, Illinois 60602.
“Title Policy” has the meaning ascribed to such term in Section 6.2.
Agreement of Sale and Purchase

“Transaction” has the meaning ascribed to such term in Section 12.2.
“Union Personnel” has the meaning ascribed to such term in Section 18.15.
1.2 References: Exhibits and Schedules. Except as otherwise specifically indicated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto, all of which Exhibits and Schedules are incorporated into, and made a part of, this Agreement by reference. The words “herein,” “hereof,” “hereinafter” and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.
ARTICLE II
AGREEMENT OF PURCHASE AND SALE
2.1 Agreement. Seller hereby agrees to sell, convey and assign to Buyer, and Buyer hereby agrees to purchase and accept from Seller, on the Closing Date and subject to the terms and conditions of this Agreement, all of the following (collectively, the “Property”):
(a) the Real Property;
(b) the Improvements;
(c) the Personal Property;
(d) all of Seller’s right, title and interest as lessor in and to the Leases and, subject to the terms of the respective applicable Leases, the Security Deposits;
(e) to the extent assignable, the Service Contracts;
(f) to the extent assignable, the Licenses and Permits;
(g) all of Seller’s right, title and interest in and to any leasing commission agreements affecting the Property; and
(h) all of Seller’s right, title and interest, to the extent assignable or transferable, in and to all other intangible rights, titles, interests, privileges and appurtenances owned by Seller and related to or used exclusively in connection with the ownership, use or operation of the Real Property or the Improvements (collectively, the “Other Intangibles”), but specifically excluding any proprietary or confidential materials and any property to the extent that it serves or is used in connection with any property other than the Property.
2.2 Indivisible Economic Package. Buyer has no right to purchase, and Seller has no obligation to sell, less than all of the Property, it being the express agreement and understanding of Buyer and Seller that, as a material inducement to Seller and Buyer to enter into this Agreement, Buyer has agreed to purchase, and Seller has agreed to sell, all of the Property, subject to and in accordance with the terms and conditions hereof.
Agreement of Sale and Purchase

ARTICLE III
CONSIDERATION
3.1 Purchase Price. The purchase price for the Property (the “Purchase Price”) shall be SEVENTY-TWO MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($72,250,000.00) in lawful currency of the United States of America, payable as provided in Section 3.3, subject to adjustment for all credits, prorations and closing costs provided for in this Agreement, including a credit for the outstanding principal balance and accrued and unpaid interest of the Existing Loan. Notwithstanding the foregoing, if Buyer delivers the Defeasance Notice as provided in Section 17.6 below, there shall be no credit for the outstanding principal balance and the accrued and unpaid interest of the Existing Loan shall be adjusted at Closing, and Buyer shall pay the entirety of the Purchase Price, subject to adjustment for all credits, prorations and closing costs provided for in this Agreement, on an all cash basis. No portion of the Purchase Price shall be allocated to the Personal Property.
3.2 Assumption of Obligations. As additional consideration for the purchase and sale of the Property, at Closing Buyer will (a) assume and perform (i) all of the covenants and obligations of Seller pursuant to the Leases (including covenants and obligations relating to any Security Deposits which are credited or delivered to Buyer) that arise and accrue (x) on or after the Closing Date, or (y) to the extent Seller credits Buyer at Closing with the costs of performing such covenants and obligations, before the Closing Date, and (ii) all obligations under the Leases relating to the physical and environmental condition of the Property regardless of whether such obligations arise before, on or after the Closing Date (provided that notice of such obligations is first given after the Closing Date, or, if notice was given prior to the Closing Date, except to the extent that any action shall have been or was required to be taken with respect to any such obligations prior to the Closing Date); and (b) assume and agree to discharge, perform and comply with each and every liability, duty, covenant, debt or obligation of Seller resulting from, arising out of, or in any way related to any Service Contracts, Licenses and Permits or Other Intangibles assigned or transferred to Buyer that arises and accrues (x) on or after the Closing Date, or (y) to the extent Seller credits Buyer at Closing with the agreed upon costs of performing such covenants and obligations, before the Closing Date. The provisions of this Section 3.2 shall survive Closing without limitation.
3.3 Method of Payment of Purchase Price. No later than 1:00 p.m. Central Time on the Closing Date, Buyer shall deliver to Escrow Agent for payment to Seller in accordance with the terms of this Agreement, the Purchase Price as adjusted as herein provided (less the Earnest Money), together with all other costs and amounts to be paid by Buyer to Seller at the Closing pursuant to the terms of this Agreement (“Buyer’s Costs”), by Federal Reserve wire transfer of immediately available funds to the account of Escrow Agent. Escrow Agent, following authorization and instruction by the parties at Closing, shall (a) pay to Seller by Federal Reserve wire transfer of immediately available funds to an account or accounts designated by Seller, the Purchase Price, less any costs or other amounts to be paid by Seller at Closing pursuant to the terms of this Agreement, (b) pay to the appropriate payees out of the proceeds of Closing payable to Seller all costs and amounts to be paid by Seller at Closing pursuant to the terms of this Agreement, and (c) pay Buyer’s Costs to the appropriate payees at Closing pursuant to the terms of this Agreement.
Agreement of Sale and Purchase

ARTICLE IV
EARNEST MONEY
4.1 Earnest Money. On or before 5:00 p.m. Central time on the first Business Day following the Effective Date, Buyer shall deposit with Escrow Agent the sum of $4,000,000.00 (the “Earnest Money”) in good funds, either by certified bank or cashier’s check or by federal wire transfer. The Escrow Agent shall hold the Earnest Money in escrow in an interest-bearing account of the type generally used by Escrow Agent pursuant to standard strict joint order escrow instructions to be executed by Seller and Buyer. All interest accruing on such sums shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement. Time is of the essence for the delivery of Earnest Money under this Agreement.
4.2 Designation of Certifying Person. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (the “Code”), and any related reporting requirements of the Code, the parties hereto agree as follows:
(a) The Escrow Agent agrees to assume all responsibilities for information reporting required under Section 6045(e) of the Code, and Seller and Buyer hereby designate the Escrow Agent as the person to be responsible for all information reporting under Section 6045(e) of the Code (the “Certifying Person”).
(b) Seller and Buyer each hereby agree:
(i) to provide to the Certifying Person all information and certifications regarding such party, as reasonably requested by the Certifying Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and
(ii) to provide to the Certifying Person such party’s taxpayer identification number and a statement in such form as may be requested by the Certifying Person, signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Certifying Person is correct.
Agreement of Sale and Purchase

ARTICLE V
INSPECTION OF PROPERTY
5.1 Evaluation of the Property. Prior to the Effective Date, Buyer and its authorized agents and representatives (for purposes of this Article V, the “Licensee Parties”) had the opportunity, subject to the rights of any Tenants, to enter upon the Real Property at all reasonable times during normal business hours to perform an inspection of the Property. As a courtesy to Buyer, Seller shall permit Buyer and the Licensee Parties to have the continued right, from the Effective Date until the Closing or earlier termination of this Agreement, to enter upon the Real Property to perform any additional inspections of the Property that Buyer may desire, subject to and in compliance with the provisions of this Article V, but in no event shall Buyer have the right to terminate this Agreement as a result of any such additional inspections. Buyer will provide to Seller notice of the intention of Buyer or the other Licensee Parties to enter the Real Property at least one full Business Day (or such shorter period of time as may be agreed to by Seller) prior to such intended entry and specify the intended purpose therefor and the inspections and examinations contemplated to be made and with whom any Licensee Party will communicate. Buyer shall not communicate with or contact Lender, any of the Tenants or any of the Authorities without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed. At Seller’s option, Seller may be present for any such entry, inspection examination or communication. Notwithstanding anything to the contrary contained herein, no physical testing or sampling shall be conducted during any such entry by Buyer or any Licensee Party upon the Real Property without Seller’s specific prior written consent. Seller agrees that its consent shall not be unreasonably withheld with respect to (i) non-invasive physical testing or sampling of the type customarily required for a Phase I environmental audit, and (ii) invasive physical testing or sampling if the need for such testing is established by a Phase I audit.
5.2 Document Review.
(a) Seller has previously made available to Buyer, via an internet due diligence website (the “Diligence Website”), copies of the following (collectively, the “Documents”): (i) a rent roll statement with respect to the Property prepared by Seller, in the form and containing such information as customarily maintained by Seller from time to time, together with copies of all Leases referenced on such rent roll and copies of any subleases or amendments relating thereto and Tenant correspondence in Seller’s possession (which may be reviewed at the Property); (ii) the Existing Surveys; (iii) all Service Contracts; (iv) the Existing Loan Documents; (v) Seller’s existing policies of title insurance; and (vi) any of the following items pertaining to the Property to the extent they exist and are in Seller’s possession: copies of real estate tax bills for the current year and the immediately preceding calendar year; monthly cash flow reports for the current year to date; copies of the most recent engineering studies and environmental audits prepared for Seller in connection with the Property; the Licenses and Permits; and any lists of Personal Property and such other documents reasonably requested by Buyer, to the extent in Seller’s possession. Notwithstanding anything to the contrary contained herein, Buyer shall not have the right to review or inspect materials not directly related to the leasing, maintenance and/or management of the Property, including, without limitation, all of Seller’s internal memoranda, financial projections, budgets (provided, however, that Seller has or will deliver copies of the 2009 and 2010 budget and 2009 operating statements for the Property), information regarding tax and operating escalations, tenant accounts, appraisals, proposals for work not actually undertaken, accounting and tax records (other than real estate taxes) and similar proprietary, elective or confidential information (the “Proprietary Information”).
Agreement of Sale and Purchase

(b) Buyer acknowledges the Documents are proprietary and confidential in nature and have been provided to Buyer solely to assist Buyer in determining the desirability of purchasing the Property. Subject only to the provisions of Article XII, prior to Closing, Buyer agrees not to disclose the contents of the Documents or any of the provisions, terms or conditions contained therein to any party outside of Buyer’s organization other than its attorneys, partners, accountants, engineers, consultants, proposed lenders or proposed investors (collectively, the “Permitted Outside Parties”). Buyer further agrees that within its organization, or as to the Permitted Outside Parties, prior to Closing, the Documents will be disclosed and exhibited only to those persons within Buyer’s organization or to those Permitted Outside Parties who are responsible for determining the desirability of Buyer’s acquisition of the Property and/or their investment therein, and Buyer shall be responsible for ensuring that such persons and Permitted Outside Parties maintain the confidentiality of such Documents as required by this Agreement and the Confidentiality Agreement. Buyer further acknowledges that the Documents and other information relating to the leasing arrangements between Seller and Tenants are proprietary and confidential in nature. Buyer agrees not to divulge the contents of such Documents and other information except in strict accordance with the confidentiality standards set forth in this Section 5.2 and Article XII. In permitting Buyer and the Permitted Outside Parties to review the Documents and other information to assist Buyer, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller, and any such claims are expressly rejected by Seller and waived by Buyer, and Buyer shall be responsible for ensuring that the Permitted Outside Parties also agree to such waiver.
(c) Buyer acknowledges that some of the Documents may have been prepared by third parties, including the property manager, and may have been prepared prior to Seller’s ownership of the Property. Buyer hereby acknowledges that Seller has not made and does not make any representation or warranty regarding the truth, accuracy or completeness of the Documents or the sources thereof except as otherwise specifically set forth in this Agreement. Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents and is providing the Documents solely as an accommodation to Buyer, but Seller has no knowledge that any of the Documents is false or misleading in any material way as and when such Documents were prepared.
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5.3 Entry and Inspection Obligations; Termination of Agreement.
(a) Buyer agrees that in entering upon the Real Property and inspecting the Property, Buyer and the other Licensee Parties will use commercially reasonable efforts to not disturb the Tenants or interfere with the use of the Property in a manner that violates the terms of the Leases; unreasonably interfere with the operation and maintenance of the Real Property or Improvements; damage any part of the Property or any personal property owned or held by Tenants or any other person or entity; injure or otherwise cause bodily harm to Seller or any Tenant, or to any of their respective agents, guests, invitees, contractors and employees, or to any other person or entity; permit any liens to attach to the Real Property by reason of the exercise of Buyer’s rights under this Article V; or reveal or disclose any information obtained concerning the Property and the Documents to anyone outside Buyer’s organization, except in accordance with the confidentiality standards set forth in Section 5.2(b) and Article XII. Buyer will, and shall cause its contractors who perform physical testing at the Real Property or Improvements to, maintain commercial general liability (occurrence) insurance on terms and in amounts reasonably satisfactory to Seller and Workers’ Compensation insurance in statutory limits, and, if Buyer or any Licensee Party performs any physical inspection or sampling at the Real Property or Improvements, in accordance with Section 5.1, Buyer shall maintain (if applicable), and shall cause the relevant Licensee Parties to maintain, errors and omissions insurance and contractor’s pollution liability insurance on terms and in amounts acceptable to Seller. In each case (other than with respect to Worker’s Compensation insurance), such policies shall insure Seller, Buyer, and such other parties as Seller shall reasonably request, and Buyer shall deliver to Seller evidence of insurance verifying such coverage prior to entry upon the Real Property or Improvements to perform testing. Buyer shall also (i) promptly pay when due the costs of all entry and inspections and examinations done with regard to the Property; (ii) cause any inspection to be conducted in accordance with standards customarily employed in the industry and in compliance with all Governmental Regulations; (iii) in the event this Agreement is terminated, at Seller’s request, furnish to Seller copies of any third-party studies, reports or test results received by Buyer regarding the Property; and (iv) restore the Real Property and Improvements to substantially the same condition in which the same were found before any such entry upon the Real Property and inspection or examination was undertaken.
(b) Buyer hereby indemnifies, defends and holds Seller, Seller’s Affiliates, and the agents, directors, partners, members, officers, employees, successors and assigns of each of them (collectively, the “Seller Parties”) harmless from and against any and all liens, claims, causes of action, damages, liabilities, demands, suits, and obligations to third parties, together with all losses, penalties, costs and expenses relating to any of the foregoing (including but not limited to court costs and reasonable attorneys’ fees), arising out of any inspections, investigations, examinations, samplings or tests conducted by Buyer or any of the Licensee Parties, whether prior to or after the date hereof, with respect to the Property or any violation of the provisions of this Article V, except to the extent that such losses are attributable to the negligence or willful misconduct of Seller or the Seller Parties; provided, however, that Buyer will not be liable to Seller Parties solely as a result of the discovery by Buyer of a pre-existing condition on the Property except to the extent the activities of Buyer or any of the Licensee Parties exacerbate the condition, with Buyer’s liability, if any, limited to the extent of any exacerbation caused by Buyer or the Licensee Parties.
Agreement of Sale and Purchase

(c) Buyer acknowledges that it has completed its inspection of the Documents, Real Property and Improvements, and that Buyer has accepted the same. Buyer further acknowledges and agrees that there shall be no reduction of or credits against the Purchase Price as a result of any matters disclosed by such inspections, all of which matters are hereby accepted by Buyer.
5.4 Estoppel Certificates.
(a) As a condition to Buyer’s obligation to close the transaction contemplated by this Agreement, Seller shall, on or before four (4) Business Days prior to the Closing Date (the “Estoppel Delivery Date”), obtain Acceptable Estoppels (as hereinafter defined) dated no earlier than April 1, 2010, from those Tenants whose Leases will continue after Closing and which represent at least eighty percent (80%) of the occupied square footage of the Improvements (the “Required Percentage”), provided, however, that all Major Tenants shall be included as part of the Required Percentage. Seller shall deliver a proposed estoppel certificate to each Tenant whose Lease will continue after Closing. Such estoppel certificates shall be substantially in the form of Exhibit C-1 attached hereto (the “Approved Form”); provided, however, that if any Tenant is required or permitted under the terms of its Lease to provide a different form of estoppel, provide less information or to otherwise make different statements in a certification of such nature than are set forth on the Approved Form, then Buyer shall accept any such alternate form. An executed estoppel certificate in the form described in this Section 5.4, provided no material default or other material qualification is raised therein, is hereinafter referred to as an “Acceptable Estoppel”. For purposes of this Section 5.4, defaults or qualifications shall be deemed to be material to the extent they exceed $100,000.00 in the aggregate for all executed estoppel certificates.
(b) A copy of each executed estoppel certificate received by Seller from a Tenant shall be delivered by Seller to Buyer promptly after Seller receives such estoppel certificate from the applicable Tenant. If Buyer reasonably believes that an estoppel certificate received from a Tenant is not an Acceptable Estoppel, Buyer shall notify Seller in writing (a “Rejection Notice”) within four (4) business days of receipt of such estoppel certificate from Seller (and in any event prior to Closing). Failure to so timely notify Seller shall result in such estoppel certificate being deemed to constitute an Acceptable Estoppel. If Buyer timely delivers a Rejection Notice, Seller may, at its option but without any obligation, elect to cure such estoppel deficiencies prior to Closing (including, but not limited to, giving Buyer a credit against the Purchase Price or providing Buyer an indemnity relating to any such deficiency). Notwithstanding anything to the contrary set forth herein, Buyer
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agrees that it shall not be reasonable to object to any estoppel which is substantially in the Approved Form, which is consistent with the Leases, the Rent Roll and the AR Report, and which does not allege any “material” defaults or claims (as defined in Section 5.4(a) above, when aggregated with all other executed estoppels). Further, in no event shall (i) the insertion by a Tenant of “knowledge” and similar qualifiers, or (ii) the deletion or modification of paragraph 9 of the Approved Form, be grounds for Buyer to reject said estoppel as not being an Acceptable Estoppel in compliance with this Section 5.4. Buyer acknowledges that Seller has provided Buyer with copies of recent estoppel certificates obtained by Seller from the Tenants, and Buyer agrees that an estoppel certificate from a given Tenant which is in substantially the same format as the most recent estoppel delivered by such Tenant (and modified to reflect updated facts that have changed since the date of the prior estoppels) shall also be an Acceptable Estoppel.
(c) If Seller has not delivered the Required Percentage of Acceptable Estoppels on or prior to the Estoppel Delivery Date, Seller shall have the right, but not the obligation, exercisable in its sole discretion, to provide Buyer with a certificate in the form of Exhibit C-2 attached hereto, on or prior to the Closing Date, for Tenants occupying, in the aggregate, no more than five percent (5%) of the occupied square footage of the Improvements, and such Seller’s certificates shall apply against the Required Percentage; provided, however, that Seller may not substitute a Seller’s certificate for an estoppel from a Major Tenant or for a Tenant which has previously delivered an estoppel in connection with this transaction. In such event, Seller shall have the right, on a post-Closing basis, to continue to obtain estoppel certificates from Tenants to reach the Required Percentage. Seller’s liability under such Seller’s certificate(s) (i) shall expire and be of no further force and effect as of the earlier of (A) twelve (12) months following the Closing Date, and (B) with respect to each statement covered by such Sellers’ certificate, the date that Buyer receives an Acceptable Estoppel from such Tenant.
(d) In no event shall Seller incur any liability in connection with failing to obtain the Required Percentage of estoppel certificates by the Estoppel Delivery Date, provided that Seller delivered the estoppel certificate forms to the Tenants, requested in good faith that the Tenants promptly return them, and made at least one additional written request to the Tenants requesting the return of the estoppel certificates. If Seller has been unable to obtain the Required Percentage of estoppel certificates by the Estoppel Delivery Date, then Buyer’s sole remedy is that Buyer may, by giving Seller and Escrow Agent written notice by the Closing Date (as extended, if applicable), terminate this Agreement in which event the Earnest Money shall be returned to Buyer and neither Buyer nor Seller shall have any further liability or obligation hereunder except for the Termination Surviving Obligations.
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5.5 SALE “AS IS”. Except as otherwise expressly set forth in this Agreement or Seller’s closing documents, neither Seller nor any of Seller’s Affiliates nor any other person is making, and Seller specifically disclaims, any representation, warranty or assurance whatsoever to Buyer, either express or implied, with respect to the status of title to or the maintenance, repair, condition, design or marketability of the Property, or any portion thereof, including but not limited to (a) any implied or express warranty of merchantability, (b) any implied or express warranty of fitness for a particular purpose, (c) any implied or express warranty of conformity to models or samples of materials, (d) any rights of Buyer under appropriate statutes to claim diminution of consideration, (e) any claim by Buyer for damages because of defects, whether known or unknown, with respect to the Improvements or the Personal Property, (f) the financial condition or prospects of the Property and (g) the compliance or lack thereof of the Real Property or the Improvements with Governmental Regulations, including without limitation Environmental Laws, now existing or hereafter enacted or promulgated, it being the express intention of Seller and Buyer that, except as expressly set forth in this Agreement or Seller’s closing documents, the Property will be conveyed and transferred to Buyer in its present condition and state of repair, “AS IS, WHERE IS, WITH ALL FAULTS.”
(a) Buyer represents that it is a knowledgeable, experienced and sophisticated buyer of real estate, and that it is relying solely on its own expertise and that of Buyer’s consultants in purchasing the Property. Buyer has been given a sufficient opportunity to conduct and has conducted or will conduct such inspections, investigations and other independent examinations of the Property and related matters as Buyer deems necessary, including but not limited to the physical and environmental conditions thereof, and will rely upon same and not upon any statements of Seller (excluding the matters represented by Seller in Sections 8.1 and 8.2 hereof or Seller’s closing documents) nor of any officer, director, employee, agent or attorney of Seller. Upon Closing, Buyer will assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Buyer’s inspections and investigations. Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property furnished by any real estate broker, agent, employee or other person, unless the same are specifically set forth or referred to herein. Buyer acknowledges that the Purchase Price reflects the “AS IS, WHERE IS” nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property. Buyer, with Buyer’s counsel, has fully reviewed the disclaimers and waivers set forth in this Agreement and understands the significance of each and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement, and that Seller would not have agreed to sell the Property to Buyer for the Purchase Price without the disclaimers and other agreements set forth in this Agreement.
(b) Buyer and Buyer’s Affiliates further covenant and agree not to sue Seller and the Seller Parties and release Seller and the Seller Parties of and from and waive any claim or cause of action, including without limitation any strict liability claim or cause of action, that Buyer or Buyer’s Affiliates may have against Seller or the Seller Parties under any Environmental Law, now existing or hereafter enacted or promulgated, relating to environmental matters or environmental conditions in, on, under, about or migrating from or onto the Property, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, or by virtue of any common law right, now existing or hereafter created, related to environmental conditions or environmental matters in, on, under, about or migrating from or onto the Property. The terms and conditions of this Section 5.5 will expressly survive the termination of this Agreement or the Closing, as the case may be and will not merge with the provisions of any Closing documents.
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5.6 SNDAs. Upon the written request of Buyer, Seller agrees to forward, at no cost to Seller and solely as an accommodation to Buyer, Buyer’s lender’s form of Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) (with the appropriate blanks completed for each Tenant by Buyer or Buyer’s lender) to the Major Tenants and to each additional Tenant (i) for which a memorandum of lease may have been recorded, (ii) whose Lease requires that an SNDA be delivered, or (iii) whose Lease does not provide for automatic subordination. However, it is expressly understood and agreed that the receipt of one or more SNDAs in any form executed by any Tenant shall not be a condition to Buyer’s obligation to proceed with the Closing under this Agreement. Provided that Buyer coordinates any such communication through Seller, Buyer shall have the right to communicate with the Tenants to negotiate any comments to the SNDAs that such Tenants may have. Seller reserves the right to participate in any such discussions with the Tenants.
ARTICLE VI
TITLE AND SURVEY MATTERS
6.1 Survey and Title Commitment. Seller has previously delivered to Buyer, via the Diligence Website, a copy of the existing survey of the Real Property (the “Existing Survey”) and a preliminary title commitment from the Title Company to issue an ALTA owner’s policy of title insurance with respect to the Real Property (collectively, the “Title Commitment”). On or before Closing, Seller shall deliver to Buyer and the Title Company a copy of the Existing Survey dated after the Effective Date and certified to Buyer.
6.2 Title Policy. At Closing, the Title Company shall issue to Buyer or be irrevocably committed to issue to Buyer an extended coverage ALTA owner’s form title policy or policies (collectively, the “Title Policy”), in the amount of the Purchase Price, insuring that fee simple title to the Real Property is vested in Buyer subject only to the Permitted Exceptions. Buyer shall be entitled to request that the Title Company provide such endorsements (other than an extended coverage endorsement) to the Title Policy as Buyer may reasonably require, provided that (a) such endorsements shall be at no cost to, and shall impose no additional liability on, Seller, (b) Buyer’s obligations under this Agreement shall not be conditioned upon Buyer’s ability to obtain such endorsements and, if Buyer is unable to obtain such endorsements, Buyer shall nevertheless be obligated to proceed to close the transaction contemplated by this Agreement without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of Buyer’s request. Seller shall have no obligation to provide any affidavits, personal undertakings or title indemnities to the Title Insurer respecting the issuance of the Title Policy or any endorsements to the Title Policy; provided, that Seller will provide the Title Insurer with a customary ALTA statement, personal undertaking or owner’s affidavit (collectively, an “Owner’s Affidavit”), in form and substance reasonably acceptable to Seller and containing such statements as are customarily required by the Title Insurer, which will permit the Title Insurer to remove the standard parties in possession, “mechanics lien”, brokers’ lien and “GAP” exceptions. Seller shall also cause the Property Manager to deliver at Closing a customary form of property manager’s lien waiver.
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ARTICLE VII
INTERIM OPERATING COVENANTS
7.1 Interim Operating Covenants. Seller covenants to Buyer that Seller will:
(a) Operations. From the Effective Date until Closing or earlier termination of this Agreement, continue to operate, manage and maintain the Improvements in the ordinary course of Seller’s business and substantially in accordance with Seller’s present practice, subject to ordinary wear and tear and further subject to Article XI of this Agreement.
(b) Leases. Seller will keep Buyer apprised of leasing activities involving the Property. Seller has notified Buyer of the pending New Lease Agreements listed on Exhibit T attached hereto and made a part hereof (collectively, the “Pending Leases”), and Buyer has approved such Pending Leases.
(i) From the Effective Date through the Closing Date or earlier termination of this Agreement, Seller shall notify Buyer in writing prior to entering into any new Leases and amendments to existing Leases (including, but not limited to, any renewals or expansions of existing Leases pursuant to existing options exercised after the Effective Date (a “Lease Option Exercise”)) (any of the foregoing, a “New Lease Agreement”) relating to the Property. Any New Lease Agreement that is on Seller’s standard form (with such reasonable negotiated changes as Seller and the proposed tenant may mutually agree) and that contains terms consistent with the New Lease Guidelines is hereinafter referred to as a “Conforming New Lease Agreement”. Buyer shall have five (5) Business Days after receipt of any New Lease Agreement (which shall be accompanied by copies of the most recent credit reports and financial statements, if any, for the proposed tenant as may be in Seller’s possession) within which to notify Seller in writing as to (A) whether Buyer disputes, in its reasonable discretion, that such New Lease Agreement is a Conforming New Lease Agreement, (B) to approve or disapprove in its reasonable discretion a New Lease Agreement that is not a Conforming New Lease Agreement, or (C) to approve or disapprove in its reasonable discretion the credit of the proposed tenant, whether or not the New Lease Agreement is a Conforming New Lease Agreement. Buyer shall have no right to disapprove any Lease Option Exercise; provided, however, that Buyer shall have the right to approve or disapprove, in its reasonable discretion, Seller’s determination of the fair market rental rate if applicable to any such Lease Option Exercise to the extent Seller’s determination is inconsistent with the New Lease Guidelines. Until Closing or earlier termination of this Agreement, subject to clause (C) above, Seller shall not enter into any New Lease Agreement other than Conforming New Lease Agreements without the prior written consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed. If Buyer fails to notify Seller of its disapproval of any New Lease Agreement within five (5) Business Days after Buyer receives a copy thereof, Buyer shall be deemed to have approved such New Lease Agreement.
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(ii) Notwithstanding anything to the contrary contained herein, on the Effective Date, Seller shall permit Buyer’s approved leasing agent (“Buyer’s Leasing Agent”) to show the available space in the Building to prospective tenants on terms consistent with the New Lease Guidelines, but any commissions due to Buyer’s Leasing Agent shall be the sole responsibility of Buyer. Buyer shall first notify Seller as to the identity of Buyer’s proposed leasing agent for Seller’s approval, which shall not be unreasonably withheld. Any proposed new leases of space shall be subject to Seller’s approval, not to be unreasonably withheld or delayed, provided however it shall be reasonable for Seller to withhold its consent to new leases which do not meet the New Lease Guidelines. Any such proposed new leases shall be on Seller’s standard form (with such reasonable negotiated changes as Seller, Buyer and the proposed tenant may mutually agree and with all negotiations being led by Seller). If Seller approves a new Lease prior to the Closing Date, Buyer shall deposit with the Escrow Agent the amount of any commission payable to Buyer’s Leasing Agent to be disbursed to pay for any amounts payable by Seller to Buyer’s Leasing Agent prior to the Closing Date relating to such new Lease, other than commissions, if any, due to Seller’s Property Manager which shall be paid by Seller. At Closing, any unused portion of such funds deposited by Buyer hereunder shall be released to Buyer. If Closing does not occur for any reason, any unused portion of such funds deposited by Buyer hereunder shall be released to Seller. In addition, Buyer shall reimburse Seller at Closing for any other costs incurred by Seller associated with such new Lease (including, without limitation, any tenant improvement allowances and Seller’s attorney’s fees and costs),
(c) Compliance with Governmental Regulations. From the Effective Date until Closing or earlier termination of this Agreement, not knowingly take any action that would result in a failure to comply in all material respects with all Governmental Regulations applicable to the Property, it being understood and agreed that prior to Closing, Seller will have the right to contest any such Governmental Regulations.
(d) Service Contracts. From the Effective Date until Closing or earlier termination of this Agreement, Seller shall not enter into any new Service Contracts or amend any existing Service Contracts without Buyer’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned and shall be deemed to have been given if Buyer fails to notify Seller of any objections thereto within five (5) Business Days after Buyer receives a copy of such new Service Contract or amendment; provided, however, that if such new Service Contracts or Service Contracts that are being amended will be fully performed by Seller on or before the Closing Date or are terminable on 30 days notice without penalty, Buyer’s consent shall not be required.
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(e) Notices. To the extent received by Seller, from the Effective Date until Closing or earlier termination of this Agreement, promptly deliver to Buyer copies of written default notices, notices of lawsuits and notices of violations affecting the Property and the filing of bankruptcy or insolvency proceedings by or against any Tenant of which Seller has knowledge.
(f) Preservation of the Existing Loan. Seller shall, from and after the Effective Date up to and including the Closing Date, perform and discharge in all material respects all of the duties and obligations required to be performed by it, as mortgagor under the Existing Loan prior to Closing and shall otherwise comply with every material covenant and agreement of the mortgagor under the Existing Loan, in the manner and within the time limits required thereunder.
(g) Reports. From the Effective Date through the Closing Date or earlier termination of this Agreement, at Buyer’s request, Seller shall deliver to Buyer, on or before the fifteenth day of each month (i) a monthly GAAP basis operating statement for the immediately preceding month setting forth all revenues and expenses with respect to the Property, and (ii) a current, updated Rent Roll and AR Report.
(h) Insurance. From the Effective Date until Closing or earlier termination of this Agreement, Seller shall maintain fire and extended coverage insurance on the Land and Improvements in amounts and with coverages reasonably selected by Seller so long as such amounts meet the requirements of the Existing Loan Documents (with such waivers thereof as the Lender may have approved).
7.2 Management Agreements. Seller shall terminate any leasing and/or management agreements with the Property Manager effective as of the Closing Date and pay any and all costs and expenses of termination thereof. Upon the consummation of the transactions contemplated herein, all on-site employees of Seller or the Property Manager who decide to remain at the Property and who Buyer elects to retain (collectively, the “Property Employees”) shall become employees at will of Buyer or its property manager (other than the Union Personnel who shall be employed by Buyer or its new property manager in accordance with the BOMA Agreements as provided in Section 18.15 below). The accrued vacation, sick time and benefit contributions of the Property Employees will be pro rated at Closing and carried over to their new employer. A list of the Property Employees is attached hereto as Exhibit Q and made a part hereof.
ARTICLE VIII
REPRESENTATIONS AND WARRANTIES
8.1 General Seller’s Representations and Warranties. Subject to the information disclosed in the Documents on the Diligence Website as of February 18, 2010 (the “Posting Deadline”), and to the limitations set forth in Section 8.4 of this Agreement, Seller hereby represents and warrants to the Buyer, as of the date hereof and, except as otherwise limited in, and/or updated pursuant to the terms, this Agreement (including, but not limited to, Section 8.4 below), as of the Closing Date, as follows:
(a) Organization. Seller is a limited liability company, duly organized and validly existing under the laws of the State of Delaware and duly registered as a foreign limited liability company in the State of Illinois.
Agreement of Sale and Purchase

(b) Authority. The execution and delivery of this Agreement and the performance of Seller’s obligations hereunder have been or will be duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller.
(c) Non-Contravention. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby do not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, and, subject to receipt of the Financing Consents, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which it is bound.
(d) Non-Foreign Entity. Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Code.
(e) Consents. Other than the Financing Consents, no consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained or made) in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby which, if not obtained or made, would reasonably be expected to prevent or delay in any material respect the consummation of this Agreement or any of the transactions contemplated by this Agreement or in the documents contemplated to be executed hereunder, or otherwise prevent Seller from performing its obligations hereunder in any material respect.
(f) Bankruptcy. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary in bankruptcy or suffered the filing of any involuntary petition by the Seller’s creditors (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of the Seller’s assets, which remains pending, or (iv) suffered the attachment or other judicial seizure of all, substantially all of the Seller’s assets, which remains pending.
(g) Anti-Terrorism Law. Seller is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order of the President of the United States of America (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department, as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any law that is enforced or administered by the United States Office of Foreign Assets Control, and is not engaging in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation.
Agreement of Sale and Purchase

8.2 Representations and Warranties of the Seller as to the Property. Subject to the information disclosed in the Documents and matters of public record relating to or in connection with the Property and subject to the limitations set forth in Section 8.4 of this Agreement, Seller hereby represents and warrants to the Buyer, as of the date hereof and as of the Closing Date, as follows:
(a) Service Contracts. The Service Contracts listed on Exhibit D are the only Service Contracts related to the Property. A true, correct and complete copy of each of the Service Contracts has been or will be delivered or made available to Buyer. Seller has received no written claim of default under a Service Contract, and to Seller’s Knowledge, none of the other parties to any Service Contracts is in default thereunder.
(b) The tenant rent roll attached hereto as Exhibit E, which includes the default schedule, accounts receivable detail, list of brokerage agreements and list of security deposits. (the “Rent Roll”) is true, correct and complete in all material respects as of the Effective Date with respect to the Leases in effect at the Property. Seller has entered into no agreements with the Tenants other than the Leases. True and complete copies of all Leases and all amendments and guarantees have been made available to Buyer on the Diligence Website as of the Posting Deadline (and not including lease correspondence customarily kept in the lease files). Except as set forth on the Rent Roll or the accounts receivable aging report (the “AR Report”), as of the Effective Date, no Tenant is in monetary default, and to Seller’s knowledge, (i) no Tenant is in non-monetary default under the Leases beyond the expiration of applicable notice and cure periods thereunder, and (ii) Seller is not in default under the Leases beyond the expiration of applicable notice and cure periods thereunder. To Seller’s knowledge, except as disclosed on the Rent Roll, no action or proceeding, voluntary or involuntary, is pending or threatened against any Tenant under any section or sections of any bankruptcy or insolvency act.
(c) Existing Lease Expenses. The Existing Lease Expenses as of the date of this Agreement are as listed on Exhibit K attached hereto and made a part hereof.
(d) Brokerage Commissions. There are no unpaid brokerage commissions or finders’ fees payable by the landlord with respect to the current or any renewal term of any of the Leases other than those set forth in the agreement described on Exhibit E attached hereto, and Seller has no agreement with any broker with respect to any renewal or extension term or expansion of any Lease except as set forth on Exhibit E.
(e) Condemnation. Seller has not received any written condemnation notice from any Authority with respect to all or part of the Property, and to Seller’s knowledge, no such action is threatened.
(f) Litigation. Except as set forth on Exhibit M, there are no legal actions, suits or similar proceedings pending and served, or, to Seller’s knowledge, threatened against Seller or the Property which (i) are not adequately covered by existing insurance, subject to applicable deductibles, or (ii) if adversely determined, would adversely affect the value of the Property, the continued operations thereof, or Seller’s ability to consummate the transactions contemplated hereby.
Agreement of Sale and Purchase

(g) Environmental Matters. Except as may be disclosed in the Documents, Seller has received no written notice and has no knowledge of existing violations of applicable Environmental Laws with respect to the ownership, use, condition, or operation of the Property by Seller.
(h) Employees. Seller has no employees with respect to the Property. Other than the Property Employees listed on Exhibit Q, there will be no other employees on the Closing Date except for new Property Employees, if any, hired (at the same or lower pay grade ) to replace existing Property Employees who are no longer on-site employees of Seller or the Property Manager. Seller has received no written notice of any pending grievances or similar type claims made by any of the Property Employees.
(i) Union Contracts. There are no union contracts relating to employees of the Property Manager other than the BOMA Agreements. Seller has received no written claim of default under the BOMA Agreements, and to Seller’s Knowledge, none of the other parties to the BOMA Agreements is in default thereunder. To Seller’s knowledge, Seller has made all employment benefit contributions due under the BOMA Agreements for which it has been billed.
(j) Existing Loan. Seller has delivered or will deliver true and correct copies of the Existing Loan Documents and all other instruments and documents in Seller’s possession evidencing, securing and/or perfecting the Existing Loan to Buyer. To Seller’s knowledge, (i) no event of default exists and Seller has received no written notice of an event of default under any of the Existing Loan Documents, and (ii) there is no state of facts which, with notice or lapse of time, or both, would constitute a default under any of the Existing Loan Documents. The total unpaid principal balance of the indebtedness secured thereby is $61,053,599.00 as of the date of this Agreement
(k) Notices. Other than as disclosed to Buyer in writing prior to the Effective Date, Seller has not received any written notice from any Authority of any zoning, building, fire, water, use, health, environmental or other statute, ordinance, code or regulatory violations issued in respect of the Property.
(l) Insurance. Seller has not received any written notice from any insurance carrier of defects or inadequacies in the Property which if not corrected would result in termination of insurance coverage or materially increase the cost thereof.
(m) Right to Purchase. Other than this Agreement, Seller is not a party to any contract, agreement or commitment to sell, convey, assign or transfer the Property, or to provide rights of first refusal, option rights or any other similar rights relating to the purchase of the Property by third parties.
Agreement of Sale and Purchase

(n) Tax Assessment Proceedings. Except as set forth on Exhibit R attached hereto and made a part hereof, Seller is not a party to any proceeding seeking to reduce the real estate tax assessment applicable to the Property.
(o) Pugh Jones. Seller has not been informed in writing or orally that Pugh Jones intends to exercise the early termination right contained in its Lease.
8.3 Buyer’s Representations and Warranties. Buyer represents and warrants to Seller, as of the date hereof and as of the Closing Date, the following:
(a) Organization. Buyer is a limited liability company, duly organized and validly existing under the laws of the State of Delaware.
(b) Authority. The execution and delivery of this Agreement and the performance of Buyer’s obligations hereunder have been or will be duly authorized by all necessary action on the part of Buyer, and this Agreement constitutes the legal, valid and binding obligation of Buyer.
(c) Non-Contravention. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of or constitute a default under the organizational documents of Buyer, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Buyer is a party or by which it is bound.
(d) Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Buyer or the performance by Buyer of the transactions contemplated hereby.
(e) Bankruptcy. Buyer has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary in bankruptcy or suffered the filing of any involuntary petition by the Buyer’s creditors (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of the Buyer’s assets, which remains pending or (iv) suffered the attachment or other judicial seizure of all, substantially all of the Buyer’s assets, which remains pending.
(f) Anti-Terrorism Law.
(i) None of Buyer or, to Buyer’s knowledge, Buyer’s Affiliates, is in violation of Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Action of 2001, Public Law 107-56 (collectively, the “Anti-Money Laundering and Anti-Terrorism Laws”).
Agreement of Sale and Purchase

(ii) None of Buyer or, to Buyer’s knowledge, Buyer’s Affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.
(iii) None of Buyer or, to Buyer’s knowledge, Buyer’s Affiliates or, without inquiry, any of its brokers or other agents, in any capacity in connection with the purchase of the Property (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person included in the lists set forth in the preceding paragraph, (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (C) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws.
(iv) Buyer understands and acknowledges that Seller may become subject to further anti-money laundering regulations, and agrees to execute instruments, provide information, or perform any other acts as may reasonably be requested by Seller, for the purpose of: (A) carrying out due diligence as may be required by applicable law to establish Buyer’s identity and source of funds; (B) maintaining records of such identities and sources of funds, or verifications or certifications as to the same; and (C) taking any other actions as may be required to comply with and remain in compliance with anti-money laundering regulations applicable to Buyer.
(v) Neither Buyer, nor any person controlling or controlled by Buyer, is a country, territory, individual or entity named on a Government List, and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)).
8.4 Limitations on Liability and Representations and Warranties.
(a) The representations and warranties of Seller set forth in Sections 8.1 and 8.2, together with Seller’s liability for any breach before Closing of any of Seller’s interim operating covenants under Article VII, will survive the Closing for a period of twelve (12) months. The Closing Surviving Obligations will survive Closing for twelve (12) months unless a different period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Seller under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date but will be merged into the Deed and other Closing documents delivered at the Closing.
Agreement of Sale and Purchase

(b) Buyer will not have any right to bring any action against Seller as a result of any untruth or inaccuracy of such representations and warranties, or any such breach, unless and until the aggregate amount of all liability and losses arising out of any such untruth or inaccuracy, or any such breach, exceeds $100,000.00 In addition, in no event will Seller’s liability for all such breaches exceed, in the aggregate, $2,000,000.00.
(c) Notwithstanding anything to the contrary contained in this Agreement, (i) if at the time of its execution of this Agreement, Buyer has knowledge that there exists any specific breach of or inaccuracy of any representation or warranty made by Seller in this Agreement, then Seller shall have no liability hereunder by reason of that specific breach or inaccuracy, and that representation or warranty will be considered modified for the purposes of this Agreement to reflect the facts or circumstances that constitute or give rise to that specific breach or inaccuracy, and (ii) Seller shall have no liability with respect to any of its representations, warranties and covenants herein if, prior to the Closing, Buyer has actual knowledge of any breach of a representation, warranty or covenant of Seller herein, or Buyer obtains knowledge (from whatever source, including, without limitation, any tenant estoppel certificates or any of the Documents, as a result of Buyer’s due diligence, the inclusion of any information in or written disclosure by Seller or Seller’s agents and employees) that contradicts any of Seller’s representations and warranties herein, and Buyer nevertheless consummates the transaction contemplated by this Agreement.
(d) For purposes of this Agreement and any document delivered at Closing, whenever the phrase “to Seller’s knowledge,” or the “knowledge” of Seller or words of similar import are used, they shall be deemed to refer to facts within the actual knowledge only of Jeffrey A. Patterson, Paul Del Vecchio, Dennis Lambert and Christina Hale, and no others, at the times indicated only, without duty of inquiry whatsoever. Seller represents and warrants that the aforementioned individuals have operational knowledge of and familiarity with the Property and the management thereof. Buyer acknowledges that the individuals named above are named solely for the purpose of defining and narrowing the scope of Seller’s knowledge and not for the purpose of imposing any liability on or creating any duties running from such individuals to Buyer. Buyer covenants that it will bring no action of any kind against such individuals, any shareholder, partner or member of Seller, as applicable, or related to or arising out of these representations and warranties.
Agreement of Sale and Purchase

(e) All representations and warranties of Seller contained herein shall be remade at the time of the Closing pursuant to Seller’s certificate as identified in Section 10.2(k), except to the extent Seller discloses in such certificate that any such representations and warranties are not true. In no event shall Seller be liable to Buyer for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the date of Closing and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent; provided, however, and subject to Section 8.4(f) below, that the occurrence of a change which is not permitted hereunder and is beyond the reasonable control of Seller to prevent shall, if materially adverse to Buyer, constitute the non-fulfillment of the condition set forth in Section 9.1(b). For purposes of this Section 8.4(e), a change having an adverse effect in excess of $100,000 in the aggregate shall be deemed to be materially adverse to Buyer. If, despite changes or other matters described in the certificate delivered pursuant to Section 10.2(j), the Closing occurs, Seller’s representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate.
(f) If the representations or warranties relating to the Leases set forth in Section 8.2(b) or the Service Contracts set forth on Exhibit D and the status of the Tenants or other parties thereunder contained herein were true in all material respects as of the Effective Date, then, except with respect to Accenture and VivaKi, Inc., no change in circumstances or status of the Tenants or other parties (e.g., defaults, bankruptcies, below-market status or other adverse matters relating to such Tenant or other party) occurring after the Effective Date, shall permit Buyer to terminate this Agreement or constitute grounds for Buyer’s failure to close.
ARTICLE IX
CONDITIONS PRECEDENT TO CLOSING
9.1 Conditions Precedent to Obligation of Buyer. The obligation of Buyer to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Buyer in its sole discretion:
(a) Seller shall have delivered to Escrow Agent all of the items required to be delivered to Buyer pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 10.2.
(b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing as updated pursuant to the Seller’s certificate identified in Section 10.2(k) and subject to the terms of Sections 8.4(e) and 8.4(f) above.
(c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the Closing Date.
Agreement of Sale and Purchase

(d) As of the Closing Date, the Title Company shall be prepared to deliver to Buyer an initialed mark-up of the Title Commitment consistent with the requirements for the Title Policy.
(e) The estoppel contingency set forth in Section 5.4 shall have been satisfied.
(f) If Buyer assumes the Existing Loan, Buyer shall have obtained the Financing Consents as provided in Article XVII.
9.2 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing (or as otherwise provided) of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:
(a) Escrow Agent shall have received the Purchase Price as adjusted pursuant to, and payable in the manner provided for, in this Agreement, and Buyer shall have provided written authority to Escrow Agent to release such amount to Seller.
(b) Buyer shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 10.3.
(c) All of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement or not materially adverse to Seller).
(d) Buyer shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Buyer as of the Closing Date.
(e) If Buyer assumes the Existing Loan, Buyer shall have obtained the Financing Consents, and such Financing Consents shall provide that Seller and the Existing Guarantors are released from all obligations under the Existing Loan Documents arising from and after the Closing Date.
9.3 Failure of Condition. Subject to the provisions of Sections 8.4(e) and 8.4(f), if any condition set forth in Section 9.1 or Section 9.2 is not satisfied or waived on or before the Closing, then the party to this Agreement whose obligations are conditioned upon the satisfaction of such condition, so long as such party has acted in good faith and with due diligence in performing its obligations hereunder and cooperating with the other party in its performance hereunder, may (a) if such failure of condition constitutes a default under this Agreement, pursue its remedies under Article XIII, or (b) if such failure of condition does not constitute a default under this Agreement, terminate this Agreement by written notice delivered at or prior to the Scheduled Closing Date, in which event the Earnest Money shall be paid to Buyer by Escrow Agent. Upon termination of this Agreement pursuant to this Section 9.3, except with respect to the Termination Surviving Obligations, this Agreement shall be null and void and the parties shall have no further obligation to each other.
Agreement of Sale and Purchase

ARTICLE X
CLOSING
10.1 Closing.
(a) Subject to the extension option described in Section 10.1(b) below, the consummation of the transaction contemplated by this Agreement by delivery of documents and payments of money shall take place through escrow at the offices of the Escrow Agent on the date (the “Scheduled Closing Date”) that is ten (10) Business Days after the Lender approves Buyer’s assumption of the Existing Loan (the “Assumption Approval”), but in no event earlier than seventy-five (75) days after the Board Approval Date; provided, however, that if Buyer has not obtained such Assumption Approval by the Outside Date (subject to the extension option described in Section 10(b) below), notwithstanding Buyer’s diligent and good faith, commercially reasonable efforts to obtain the same, this Agreement shall terminate, the Earnest Money shall be returned to Buyer, and the parties shall have no further obligation to each other except with respect to the Termination Surviving Obligations. At Closing, the events set forth in this Article X will occur, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived by the party for whose benefit they are intended. The acceptance of the Deed by Buyer shall be deemed to be full performance and discharge of each and every agreement and obligation on the part of Seller to be performed hereunder other than the Closing Surviving Obligations, unless otherwise specifically provided herein.
(b) Notwithstanding anything to the contrary contained herein, each of Seller and Buyer shall have the right, at its option, to extend the Scheduled Closing Date for fifteen (15) days (the “Extension Period”) in order to obtain the Assumption Approval by giving the other party written notice thereof no later than three (3) Business Days prior to the original Scheduled Closing Date. If either Seller or Buyer exercises its right to extend the Scheduled Closing Date for the Extension Period as provided herein, then all references herein to the “Scheduled Closing Date” shall mean the Scheduled Closing Date as so extended.
(c) Notwithstanding anything to the contrary contained herein, if Buyer delivers the Defeasance Notice pursuant to Section 17.6 below (or if Buyer is deemed to have delivered the Defeasance Notice pursuant to Section 17.2(c) below), the Scheduled Closing Date shall be the Outside Date.
Agreement of Sale and Purchase

10.2 Seller’s Closing Obligations. At the Closing, Seller will deliver to Buyer the following documents:
(a) A special warranty deed in the form attached hereto as Exhibit F, duly executed and acknowledged by Seller (the “Deed”), conveying to Buyer the Real Property and the Improvements located thereon, subject only to the Permitted Exceptions;
(b) A blanket assignment and bill of sale in the form attached hereto as Exhibit G (the “Bill of Sale”), duly executed by Seller, assigning and conveying to Buyer, without representation or warranty, title to the Personal Property;
(c) A counterpart original of an assignment and assumption of Seller’s interest, as lessor, in the Leases and Security Deposits in the form attached hereto as Exhibit H (the “Assignment of Leases”), duly executed by Seller, conveying and assigning to Buyer all of Seller’s right, title and interest, as lessor, in the Leases and Security Deposits;
(d) A counterpart original of an assignment and assumption of Seller’s interest in the Service Contracts, any leasing commission agreements affecting the Property and the Licenses and Permits in the form attached hereto as Exhibit I (the “Assignment of Contracts”), duly executed by Seller, conveying and assigning to Buyer all of Seller’s right, title, and interest, if any, in the Service Contracts, the leasing commission agreements and the Licenses and Permits;
(e) Written notices executed by Seller (to be countersigned by Buyer) and to be addressed and mailed to the Tenants on the Closing Date by Buyer, (i) acknowledging the sale of the Property to Buyer, (ii) acknowledging that Buyer has received and that Buyer is responsible for the Security Deposit to the extent credited to or received by Buyer, and (iii) indicating that rent should thereafter be paid to Buyer and giving instructions therefor (the “Tenant Notice Letters”);
(f) Evidence reasonably satisfactory to Buyer and Title Company that the person executing the documents delivered by Seller pursuant to this Section 10.2 on behalf of Seller has full right, power, and authority to do so;
(g) A certificate in the form attached hereto as Exhibit J (“Certificate as to Foreign Status”) certifying that Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended;
(h) All original estoppel certificates in Seller’s possession (or copies where originals are not available) to the extent not previously delivered to Buyer;
(i) Original copies of the state, county and city real estate transfer tax declarations executed by Seller (the “Tax Declarations”);
(j) The Owner’s Affidavit referred to in Section 6.2 above;
(k) A certificate, dated as of the date of Closing confirming that the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the date of Closing (with appropriate modifications to reflect any changes therein including without limitation any changes described in Section 8.4 hereof) or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change;
Agreement of Sale and Purchase

(l) A “full payment certificate” from the City of Chicago Department of Water Management;
(m) All keys to the Property and original Leases, lease files located in the Property Manager’s office, Licenses and Permits, the Service Contracts and any leasing commission agreements affecting the Property in Seller’s possession (or copies where originals are not available), all of which may remain on site at the Property and need not be delivered to the location of the Closing;
(n) Written notices executed by Seller (to be countersigned by Buyer) and to be addressed and mailed to the vendors under the Service Contracts on the Closing Date by Buyer, acknowledging the sale of the Property to Buyer and that the applicable Service Contract has been assigned to Buyer (the “Service Contract Notice Letters”);
(o) A certificate issued by the Illinois Department of Revenue stating that no withholding of the proceeds from the sale is required in connection with the “bulk sales” provisions of the Illinois Income Tax Act (35 ILCS 5/902(d)) and the Retailers Occupation Tax Act (35 ILCS 120/5j) and a certificate issued by the Chicago Department of Revenue (collectively with the Illinois Department of Revenue, the “Revenue Departments”) stating that no withholding of the proceeds from the sale is required in connection with the Chicago bulk sales ordinance, or, if such certificates are not available as of the Closing Date, Seller shall continue to pursue such certificates from the Revenue Departments on a post-closing basis and shall deliver to Buyer at Closing a certificate issued by Seller whereby Seller agrees to indemnify, protect, and hold Buyer harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, proceedings, costs, disbursements, or expenses which may be imposed upon or incurred by or asserted against Buyer and arising from or out of any demand for unpaid taxes or a claim for lien issued by either of the Revenue Departments pursuant to the Illinois law against Seller related to the sale of the Property, which indemnity shall survive the Closing; and
(p) Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement.
10.3 Buyer’s Closing Obligations. On the Closing Date, Buyer, at its sole cost and expense, will deliver the following items to Seller at Closing as provided herein:
(a) The Purchase Price, after all adjustments are made as herein provided, by Federal Reserve wire transfer of immediately available funds, in accordance with the timing and other requirements of Section 3.3;
(b) A counterpart original of the Assignment of Leases, duly executed by Buyer;
Agreement of Sale and Purchase

(c) A counterpart original of the Assignment, duly executed by Buyer;
(d) The Tenant Notice Letters, duly executed by Buyer;
(e) The Service Contract Notice Letters, duly executed by Buyer;
(f) Counterpart originals of the Tax Declarations, duly executed by Buyer;
(g) A counterpart original of the Closing Statement, duly executed by Buyer; and
(h) Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transaction which is the subject of this Agreement, including, without limitation, unless Buyer has delivered the Defeasance Notice (or is deemed to have delivered the Defeasance Notice), documents required to obtain the Financing Consent and to substitute the New Guarantor for the Existing Guarantor under the Assumed Guarantees and to obtain the release of Existing Guarantors from any and all liability under the Assumed Guarantees as provided in Section 17.2.
10.4 Prorations.
(a) Seller and Buyer agree to adjust, as of 11:59 p.m. Central Time on the day preceding the Closing Date (the “Proration Time”), the following (collectively, the “Proration Items”):
(i) Rentals, in accordance with Section 10.4(b) below;
(ii) Any prepaid rents;
(iii) Amounts payable under the assigned Service Contracts;
(iv) Pre-paid expenses, if any; and
(v) All ad valorem real estate taxes. Ad valorem real estate taxes with respect to the Property shall be prorated as of the Proration Time on a cash basis for the calendar year in which the Closing occurs, regardless of the year for which such taxes are assessed. Seller and Buyer acknowledge that real estate taxes in Illinois are payable a year in arrears. Accordingly, for avoidance of doubt, if the Closing occurs in calendar year 2010, the real estate taxes that shall be prorated at Closing are the 2009 real estate taxes that are payable in 2010, and there will be no proration with respect to the 2010 taxes that will not be payable until 2011. An example of the methodology for the real estate tax proration is attached as Exhibit L.
Agreement of Sale and Purchase

Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Proration Time, and Buyer will be charged and credited for all of the Proration Items relating to the period after the Proration Time. The estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted to Buyer prior to the Closing Date (the “Closing Statement”). The Closing Statement shall be signed by Buyer and Seller at Closing. The proration shall be paid at Closing by Buyer to Seller (if the prorations result in a net credit to Seller) or by Seller to Buyer (if the prorations result in a net credit to Buyer) by increasing or reducing the cash to be delivered by Buyer in payment of the Purchase Price at the Closing. If the actual amounts of any of the Proration Items are not known as of the Closing Date, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Buyer. No prorations will be made in relation to insurance premiums, and Seller’s insurance policies will not be assigned to Buyer. The parties will use reasonable efforts to obtain final readings and final billings for utilities as of the Closing Date, in which event no proration will be made at the Closing with respect to utility bills; if final readings are not obtained, prorations shall be based on the utility charges for the immediately preceding month. Seller will be entitled to all deposits presently in effect with the utility providers, and Buyer will be obligated to make its own arrangements for any deposits with the utility providers. The provisions of this Section 10.4(a) will survive the Closing for twelve (12) months.
(b) Buyer will receive a credit on the Closing Statement for the prorated amount (as of the Proration Time) of all Rental previously paid to or collected by Seller and attributable to any period following the Proration Time. After the Closing, Seller will cause to be paid or turned over to Buyer all Rental, if any, received by Seller after Closing and attributable to any period following the Proration Time. “Rental” as used herein includes fixed monthly rentals, additional rentals, escalation rentals (which include each Tenant’s prorata share of building operation and maintenance costs and expenses as provided for under the Lease, to the extent the same exceeds any expense stop specified in such Lease), retroactive rentals, all administrative charges, utility charges, tenant or real property association dues, storage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts and other sums and charges payable by Tenants under the Leases or from other occupants or users of the Property. Rental is “Delinquent” when it was due prior to the Closing Date, and payment thereof has not been made on or before the Proration Time. Delinquent Rental will not be prorated. With respect to Tenants still in occupancy, Buyer agrees to use commercially reasonable efforts with respect to the collection of any Delinquent Rental, but Buyer will have no liability for the failure to collect any such amounts and will not be required to pursue legal action to enforce collection of any such amounts owed to Seller by any Tenant. Seller reserves the right to pursue the collection of Delinquent Rental; provided, however, that so long as Buyer is using commercially reasonable efforts to collect Delinquent Rental from Tenants still in occupancy, Seller shall refrain from taking any action to pursue the collection of Delinquent Rental from such Tenants for a period of twelve (12) months after Closing (except that Seller may continue to pursue litigation to collect Delinquent Rental from those Tenants against whom Seller filed suit prior to the Closing Date, but Seller shall have no right to terminate any such Tenant’s Lease). All sums collected by Buyer from and after Closing from each Tenant (excluding tenant specific billings for tenant work orders and other specific services as described in and governed by Section 10.4(d) below) will be applied, unless designated otherwise by such Tenant, first to current amounts due to Buyer, and then to delinquencies owed by such Tenant to Seller. Buyer will promptly remit to Seller any sums due Seller. Notwithstanding anything to the contrary contained in this Agreement, any additional rentals based upon a percentage of the Tenant’s business during a specified annual or other period (sometimes referred to as “percentage rent”) shall be prorated as of the Closing Date on an if, as and when collected basis.
Agreement of Sale and Purchase

(c) At the Closing, Seller shall deliver to Buyer a list of additional rent, however characterized, under each Lease, including without limitation, real estate taxes, electrical charges, utility costs and operating expenses (collectively, “Operating Expenses”) billed to Tenants for the calendar year in which the Closing occurs (both on a monthly basis and in the aggregate), the basis on which the monthly amounts are being billed and the amounts incurred by Seller on account of the components of Operating Expenses for such calendar year. Upon the reconciliation by Buyer of the Operating Expenses billed to Tenants, and the amounts actually incurred for such calendar year, Seller and Buyer shall be liable for overpayments of Operating Expenses, and shall be entitled to payments from Tenants with respect to underpayments of Operating Expenses, as the case may be, on a pro-rata basis based upon each party’s period of ownership during such calendar year. Such reconciliation between Buyer and Seller shall occur no later than one hundred twenty (120) days after the end of such calendar year. Prior to Closing, Seller shall send the Tenants billing statements reflecting Landlord’s determination of 2009 Operating Expenses.
(d) With respect to specific tenant billings for work orders, special items performed or provided at the request of a Tenant or other specific services, which are collected by Buyer after the Closing Date but relate to the foregoing specific services rendered by Seller prior to the Proration Time, then notwithstanding anything to the contrary contained herein, Buyer shall cause the amounts so designated and collected from such Tenant to be paid to Seller on account thereof.
(e) Buyer will receive a credit on the Closing Statement for the cash Security Deposits (as opposed to those in the form of a letter of credit), less those that are returned to Tenants upon the expiration of Leases. The originals of any Security Deposits in form other than cash (including letters of credit) shall be delivered to Buyer at Closing, together with appropriate instruments of transfer or assignment executed by Seller. Any applicable fees and charges imposed by the issuer(s) to effect a transfer of any non-cash Security Deposits shall be paid by Seller, to the extent not the obligation of the subject Tenant under its Lease, as a credit on the Closing Statement. Seller and Buyer shall reasonably cooperate with each other following the Closing so as to complete the transfer of the Letters of Credit and cause Buyer to be the beneficiary thereunder. Until Buyer is a named beneficiary thereunder, Buyer may, upon notice to Seller, deliver a Letter of Credit to Seller, who shall, to the extent permitted under the terms of the relevant Lease and such Letter of Credit, request a draw upon the same and deliver to Buyer proceeds received thereon. Buyer hereby indemnifies and holds Seller harmless from any and all losses, costs, damages, liens, claims, counterclaims. liabilities and expenses (including, but not limited to, reasonable attorneys’ fees, court costs and disbursements) incurred by Seller as the result of Seller taking any steps pursuant to a request of Buyer, including drawing, or seeking to draw, on any Tenant’s Security Deposit. Notwithstanding anything to the contrary contained herein, Seller shall have the right to apply the cash Security Deposits against lease obligations of defaulting Tenants prior to Closing, and, in such event, Buyer shall receive a credit on the Closing Statement for the amount so applied by Seller.
Agreement of Sale and Purchase

(f) If Buyer assumes the Existing Loan, at Closing, Buyer will pay Seller the amount of all escrows held by the Lender under the Existing Loan as provided in Section 17.4, and Seller will assign to Buyer the funds being held in such escrows. Alternatively, at Seller’s option, Buyer will deposit with Lender amounts equal to the amounts being held in such escrows, and Lender will release the existing escrows directly to Seller. Attached hereto as Exhibit S is a list of the escrows being held by Lender, together with amounts held therein as of the Effective Date.
(g) Notwithstanding any provision of this Section 10.4 to the contrary, Buyer shall be responsible for all leasing commissions, tenant improvement costs, legal costs and other expenditures whether incurred by Seller before Closing or due after Closing with respect to the Pending Leases (but only to the extent such costs are indicated as Buyer’s responsibility on Exhibit T) and any New Lease Agreements entered into after the Effective Date in accordance with the provisions of Section 7.1(b). Buyer shall receive a credit at Closing for the unpaid leasing commissions, tenant improvement costs, rent abatements and other similar obligations due with respect to any existing Leases (but not with respect to any New Lease Agreements) as listed on Exhibit K attached hereto and made a part hereof (the “Existing Lease Expenses”).
10.5 Closing Costs. Costs of the Title Company and other costs incurred in connection with the Closing will be allocated as follows:
(a) Seller shall pay (i) Seller’s attorney’s fees; (ii) one-half (1/2) of escrow fees, if any; (iii) 100% of the State of Illinois and Cook County real estate transfer taxes; (iii) the premium for the Title Policy (but excluding the cost of any endorsements and the cost of any re-insurance that may be required or desired by Buyer or any lender of Buyer); and (iv) Seller’s Share of the loan assumption fee.
(b) Buyer shall pay (i) all costs of any additional coverage under the Title Policy or endorsements or deletions to the Title Policy that are desired by Buyer and the cost of any re-insurance required or desired by Buyer or any Lender; (ii) all premiums and other costs for any mortgagee policy of title insurance, if any, including but not limited to any endorsements or deletions; (iii) the costs of recording the Deed to the Property; (iv) 100% of the City of Chicago real estate transfer taxes; (v) the cost of the Updated Survey;
Agreement of Sale and Purchase

(vi) Buyer’s attorney’s fees; (vii) one-half (1/2) of escrow fees, if any; and (viii) all Financing Consent Costs other than Seller’s Share of the loan assumption fee, if applicable.
(c) Any other costs and expenses of Closing not provided for in this Section 10.5 shall be allocated between Buyer and Seller in accordance with the custom in the area in which the Property is located.
ARTICLE XI
CONDEMNATION AND CASUALTY
11.1 Casualty. If, prior to the Closing Date, all or a Significant Portion of any of the Real Property and Improvements is destroyed or damaged by fire or other casualty, Seller will notify Buyer in writing of such casualty. Buyer will have the option to terminate this Agreement upon advance written notice to Seller given not later than fifteen (15) days after receipt of Seller’s notice. If this Agreement is terminated, the Earnest Money and all interest accrued thereon will be returned to Buyer and thereafter neither Seller nor Buyer will have any further rights or obligations to the other hereunder except with respect to the Termination Surviving Obligations. If Buyer does not elect to terminate this Agreement, or less than a Significant Portion of the Real Property and Improvements is destroyed or damaged as aforesaid, Seller will not be obligated to repair such damage or destruction but (a) Seller will assign and turn over to Buyer the insurance proceeds for the repair of such damage or destruction net of any sums expended by Seller toward the restoration or repair of the Property and reasonable collection costs (or if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty up to the amount of the Purchase Price and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Buyer will receive a credit for any insurance deductible amount. In the event Seller elects to perform any repairs as a result of a casualty, Seller will be entitled to deduct its costs and expenses from any amount to which Buyer is entitled under this Section 11.1, which right shall survive the Closing.
11.2 Condemnation of Property. In the event of (a) any condemnation or sale in lieu of condemnation of all of the Property; or b) any condemnation or sale in lieu of condemnation of any Significant Portion of any of the Real Property and Improvements; or (c) any condemnation which would permit any Major Tenant to terminate its lease and such Major Tenant does in fact terminate its Lease, Buyer will have the option, to be exercised within fifteen (15) days after receipt of notice of such condemnation or sale, of terminating Buyer’s obligations under this Agreement, or electing to have this Agreement remain in full force and effect. In the event that either (i) any condemnation or sale in lieu of condemnation of the Property is not a Significant Portion of any of the Real Property and Improvements, or (ii) Buyer does not terminate this Agreement pursuant to the preceding sentence, Seller will assign to Buyer any and all claims for the proceeds of such condemnation or sale to the extent the same are applicable to the Property, net of any sums expended by Seller toward the restoration or repair of the Property, and Buyer will take title to the Property with the assignment of such proceeds and subject to such condemnation and without reduction of the Purchase Price. Should Buyer elect to terminate Buyer’s obligations under this Agreement under the provisions of this Section 11.2, the Earnest Money and any interest thereon will be returned to Buyer and neither Seller nor Buyer will have any further obligation under this Agreement, except for the Termination Surviving Obligations.
Agreement of Sale and Purchase

ARTICLE XII
CONFIDENTIALITY
12.1 Confidentiality. Except as hereinafter permitted, Seller and Buyer each expressly acknowledge and agree that the transactions contemplated by this Agreement and the terms, conditions, and negotiations concerning the same will be held in the strictest confidence by each of them and will not be disclosed by either of them except to their respective Party Representatives and other Licensee Parties, and except and only to the extent that such disclosure may be necessary for their respective performances hereunder. Except as expressly provided in this Agreement, Buyer further acknowledges and agrees that, unless and until the Closing occurs, all information obtained by Buyer in connection with the Property will not be disclosed by Buyer to any third persons without the prior written consent of Seller. Nothing contained in this Article XII will preclude or limit either party to this Agreement from issuing a press release or making other disclosures with respect to any information otherwise deemed confidential under this Article XII (a) in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction (provided that the party receiving any such subpoena shall promptly notify the other party and cooperate with the other party in good faith and to the extent permitted by law in any attempt such other party may desire to make to contest such subpoena or to obtain a protective order), (b) required by law or (c) required by rule or regulation of the Securities and Exchange Commission or the New York Stock Exchange, including without limitation in any filings required by any Authorities; provided, however, that in the event of any such required disclosure, the disclosing party shall to the extent practicable, use good faith efforts to provide the other party with copies of the material being disclosed in advance of such disclosure and in good faith consider any comments the other party may have on such disclosure. In determining whether a disclosure contemplated in the preceding sentence is required by law or by rule or regulation of the Securities and Exchange Commission or the New York Stock Exchange, the disclosing party is entitled to rely upon the written advice of counsel. The provisions of this Article XII will survive the termination of this Agreement. Notwithstanding anything in this Article XII to the contrary, after Closing, Seller and Buyer shall be permitted to issue press releases as to the occurrence of the transaction and the parties involved, provided that the form and content of such press release shall be subject to the approval of the other party, not to be unreasonably withheld or delayed.
12.2 Tax Related Disclosures. Notwithstanding anything set forth in this Agreement to the contrary or in any other agreement to which Buyer, the Seller Parties or their respective legal counsel, accountants, consultants, officers, partners, member, directors, shareholders, brokers, lenders, consultants or other Licensee Parties (collectively the “Party Representatives”) are bound, each of the foregoing parties is expressly authorized to disclose the “tax treatment” and “tax structure” (as those terms are defined in Treas. Reg. §§ 1.6011-4(c)(8) and (9), respectively) of the transaction contemplated by this Agreement (the “Transaction”) and all materials of any kind (including opinions or other tax analysis) relating to such “tax treatment” or “tax structure” of the Transaction; provided, however, (i) the foregoing authorization applies only to the extent necessary to prevent the Transaction from constituting a “confidential transaction” within the meaning of Treas. Reg. § 1.6011-4(b)(3), and (ii) in no event will the names or identities of the Party Representatives, or any amounts invested by any of the foregoing in the Transaction, be disclosed.
Agreement of Sale and Purchase

ARTICLE XIII
REMEDIES
13.1 Notice and Cure. No party shall be deemed to be in default hereunder unless such party fails to cure an alleged default within five (5) Business Days after receipt from the other party of written notice of the alleged default; provided, however, that if such alleged default is not susceptible of being cured within said five (5) Business Day period, such party shall not be deemed in default hereunder so long as such party commences to cure the alleged default within said five (5) Business Day period and diligently prosecutes the same to completion within twenty (20) days. Notwithstanding the foregoing, the failure of Buyer to deposit the Purchase Price in accordance with the timing and other requirements of Section 3.3, the failure of Buyer to deliver the items on the Required Items Checklist or any Additional Assumption Information in accordance with the timing requirements of Section 17.2, or the willful failure by a party to timely submit its respective closing documents pursuant to Article X shall be an immediate default that shall not be subject to the foregoing notice and cure periods.
13.2 Default by Seller. In the event the Closing and the transactions contemplated hereby do not occur as herein provided by reason of any default of Seller, Buyer may, as Buyer’s sole and exclusive remedy under this Agreement, at law and in equity, elect by notice to Seller within thirty (30) days following the Scheduled Closing Date, either of the following: (a) to terminate this Agreement, in which event Buyer will receive from the Escrow Agent the Earnest Money, together with all interest accrued thereon, and Seller shall reimburse Buyer for all application costs paid to the Lender in connection with the Financing Consents, whereupon Seller and Buyer will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations, or (b) to seek to enforce specific performance of Seller’s obligation to execute the documents required to convey the Property to Buyer as contemplated herein, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Notwithstanding anything contained herein to the contrary, if Seller shall have intentionally taken an action which precludes the ability of Buyer to maintain an action for specific performance, then, in addition to receiving a return of Earnest Money pursuant to clause (a) above, Buyer shall be entitled to seek damages for Seller’s default, which damages shall not to exceed Four Million and No/100 Dollars ($4,000,000.00). Except as set forth above, Buyer expressly waives its rights to seek damages in the event of Seller’s default hereunder. Buyer shall be deemed to have elected to terminate this Agreement and receive back the Earnest Money if Buyer fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located on or before thirty (30) Business Days following the Scheduled Closing Date. Notwithstanding the foregoing, nothing contained herein (other than Section 8.4 hereof) will limit Buyer’s remedies at law, in equity or as herein provided in the event of a breach by Seller of any of the Termination Surviving Obligations.
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13.3 Default by Buyer. In the event the Closing and the consummation of the transactions contemplated herein do not occur as provided herein by reason of any default of Buyer, Buyer and Seller agree it would be impractical and extremely difficult to fix the damages which Seller may suffer. Buyer and Seller hereby agree that (a) an amount equal to the Earnest Money, together with all interest accrued thereon, is a reasonable estimate of the total net detriment Seller would suffer in the event Buyer defaults and fails to complete the purchase of the Property, and (b) such amount will be the full, agreed and liquidated damages for Buyer’s default and failure to complete the purchase of the Property, and will be Seller’s sole and exclusive remedy (whether at law or in equity) for any default of Buyer resulting in the failure of consummation of the Closing, whereupon this Agreement will terminate, and Seller expressly waives its rights to seek damages in the event of Buyer’s default except as otherwise provided hereunder. In such event, at Seller’s request, Buyer shall immediately direct the Escrow Agent to release the Earnest Money to Seller. Buyer will have no further rights or obligations hereunder, except with respect to the Termination Surviving Obligations. The payment of such amount as liquidated damages is not intended as a forfeiture or penalty but is intended to constitute liquidated damages to Seller. Notwithstanding the foregoing, nothing contained herein will limit Seller’s remedies at law, in equity or as herein provided in the event of a breach by Buyer of any of the Termination Surviving Obligations.
ARTICLE XIV
NOTICES
14.1 Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be given by any nationally recognized overnight delivery service with proof of delivery, or by facsimile or email transmission (provided that such facsimile or email is confirmed on the same day by the sender sending such notice by expedited delivery service in the manner previously described), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:

If to Buyer:	180 N. LaSalle Realty LLC
c/o Gerstein Strauss & Rinaldi, LLP
57 West 38th Street
New York, New York 10018
Attn: Mr. Victor Gerstein
Phone: 212-398-7900
Fax: 212-575-2387
email: vgerstein@gsrlaw.com
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and to:	Mr. Michael Silberberg
55 Old Nyack Turnpike
Suite 210
Nanuet, New York 10954
Phone: 845-623-5290
Fax: 845-623-5291
email: ms@berkleyllc.com

with a copy to:	Levy Holm Pellegrino & Drath LLP
950 Third Avenue, Suite 3101
New York, New York 10022
Attn: Steven I. Holm, Esq.
Phone: 212-980-4200
Fax: 212-759-9390
email: sholm@lhpdlaw.com

If to Seller:	180 N. LaSalle II, L.L.C.
c/o Prime Group Realty Trust
330 North Wabash Avenue
Suite 2800
Chicago, Illinois 60611
Attn.: Mr. Jeffrey A. Patterson
President and Chief Executive Officer
Phone: (312) 917-4230
Fax: (312) 917-1597
email: jpatterson@pgrt.com

and to:	Prime Group Realty Trust
330 North Wabash Avenue
Suite 2800
Chicago, Illinois 60611
Attn.: James F. Hoffman, Esq.
Phone: (312) 917-4237
Fax: (312) 917-3937
email: jhoffman@pgrt.com

with a copy to:	Jones Day
77 West Wacker
Chicago, Illinois 60601-1692
Attn: Susan I. Matejcak, Esq.
Phone: (312) 782-3939
Fax: (312) 782-8585
email: simatejcak@jonesday.com
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If to Escrow Agent or	First American Title Insurance Company
Title Company:	30 North LaSalle Street, Suite 310
Chicago, Illinois 60602
Attn: Joyce Lance
Phone: (312) 917-7238
Fax: (866) 578-7587
email: jlance@firstam.com
Notices given by (i) overnight delivery service as aforesaid shall be deemed received and effective on the first Business Day following such dispatch and (ii) facsimile or email transmission as aforesaid shall be deemed given at the time and on the date of machine transmittal provided same is sent and confirmation of receipt is received (or in the event of email a notification of non-receipt is not received) by the sender prior to 5:00 p.m. Central Time on a Business Day (if sent later, then notice shall be deemed given on the next Business Day). Notices may be given by counsel for the parties described above, and such notices shall be deemed given by said party, for all purposes hereunder.
ARTICLE XV
ASSIGNMENT
15.1 Assignment. Subject to the provisions of Section 17.4 below, Buyer may not assign its rights under this Agreement to anyone other than a Permitted Assignee (as hereinafter defined) without first obtaining Seller’s written approval which may be given or withheld in Seller’s sole discretion. The transfer (whether direct or indirect) of all or a majority of the transfer of all or any managing member’s interest in Buyer or the transfer of any other controlling interest in Buyer, shall be considered an assignment of this Agreement. Subject to the conditions set forth in this Article XV, Buyer may assign its rights under this Agreement to a Permitted Assignee without the prior written consent of Seller. In the event that Buyer desires to assign its rights under this Agreement to a Permitted Assignee, Buyer shall send written notice to Seller at least five (5) Business Days prior to the effective date of such assignment stating the name and, if applicable, the constituent persons or entities of the Permitted Assignee and providing the signature block of the Permitted Assignee. Such assignment shall not become effective until such Permitted Assignee executes an instrument reasonably satisfactory to Seller in form and substance whereby the Permitted Assignee expressly assumes each of the obligations of Buyer under this Agreement, including specifically, without limitation, all obligations concerning the Earnest Money. No assignment shall release or otherwise relieve Buyer from any obligations hereunder.
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15.2 Permitted Assignee. For purposes of this Article XV, the term “Permitted Assignee” shall mean (a) a corporation in which Buyer owns or controls at least 51% of the stock entitled to vote for directors, (b) a general partnership in which Buyer is a general partner owning at least 51% of the total partnership interests therein, (c) a limited partnership in which Buyer is the sole general partner owning at least 51% of the total partnership interests therein, or (d) a limited liability company in which Buyer is the managing or sole member owning at least 51% of the total membership interests therein. Notwithstanding anything to the contrary contained herein, Buyer shall not have the right to assign this Agreement to any assignee which, in the reasonable judgment of Seller, will (i) cause the transaction contemplated hereby or any party thereto to violate the requirements of ERISA or any other law, or (ii) re-start or delay the process of obtaining the Financing Consents. In order to enable Seller to make such determination, Buyer shall notify Seller in writing and cause to be delivered to Seller prior to any such assignment such information as is requested by Seller with respect to a proposed assignee and the constituent persons or entities of any proposed assignee, including specifically, without limitation, any pension or profit sharing plans related thereto.
15.3 Assignments Following Defeasance Notice. Notwithstanding anything to the contrary contained herein, if Buyer has delivered the Defeasance Notice pursuant to Section 17.6 below, then Buyer may assign its rights under this Agreement without the need to obtain Seller’s consent so long as the Managing Member (i) owns at least fifteen (15%) percent of the total membership interests in Buyer, and (ii) maintains, directly or indirectly, the power to direct or cause the direction of the management and policies of Buyer, whether through the ownership of voting securities, by contract or otherwise. In order to enable Seller to make the determination that the foregoing conditions will be satisfied, Buyer shall notify Seller in writing and cause to be delivered to Seller prior to any such assignment such information as is requested by Seller with respect to a proposed assignee and the constituent persons or entities of any proposed assignee.
ARTICLE XVI
BROKERAGE
16.1 Brokers. Seller agrees to pay to Holliday Fenoglio Fowler, L.P. (“Seller’s Broker”) a brokerage commission pursuant to a separate agreement by and between Seller and Seller’s Broker. Buyer and Seller represent that they have not dealt with any brokers, finders or salesmen in connection with this transaction other than the Seller’s Broker, and agree to indemnify, defend and hold each other harmless from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys’ fees, which either party may sustain, incur or be exposed to by reason of any claim for fees or commissions made through the other party. The provisions of this Article XVI will survive any Closing or termination of this Agreement.
ARTICLE XVII
ASSUMPTION OF EXISTING LOAN
17.1 Financing Consents. Buyer shall have the right and obligation, subject to the terms of this Agreement, to diligently and in good faith pursue the Financing Consents necessary to permit the Existing Loan to remain in place after the Closing. The form and substance of the documents evidencing the Financing Consents shall be reasonably satisfactory to Seller and Buyer. It shall be a condition precedent to Buyer’s obligation to execute the documents evidencing the Financing Consents that there shall be no uncured event of default under the terms of the Existing Loan Documents and neither Buyer nor New Guarantor shall either (A) be required to assume any obligations to the Lender more onerous, (B) be subject to restrictions or conditions less favorable, in either case, than those set forth in the Existing Loan Documents, or (C) be obligated for or required to assume obligations that
Agreement of Sale and Purchase

accrued and were due prior to the Closing Date (except to the extent Seller credits Buyer at Closing with the cost of performing the same and subject to the provisions of Section 5.5 hereof), it being understood that additional obligations, restrictions or conditions (i) required to address Buyer’s organizational structure (such as the need to provide additional formation documents, qualification certificates or similar documents), or (ii) that are customarily required by lenders in similar assumption transactions, shall not cause the foregoing condition to be unsatisfied. Buyer shall be solely responsible for all Financing Consent Costs; provided, however, that Seller shall pay that portion of the 1% loan assumption fee (as set forth in Section 11.3(vi) of the Loan Agreement (as defined on Exhibit B)) above $450,000.00 (“Seller’s Share”), which $4500,000 shall be paid by Buyer, by giving Buyer a credit against the Purchase Price in such amount at Closing. Buyer shall not contact the Lender without the prior written approval of Seller, not to be unreasonably withheld or delayed. At Seller’s option, Seller may be present at any meetings and participate in any calls between Buyer and Lender.
17.2 Buyer Obligations. Buyer shall use diligent and good faith commercially reasonable efforts to promptly take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to obtain the Financing Consents on or before the Scheduled Closing Date. In connection with such efforts, Buyer shall use good faith commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to (i) make its employees, officers, directors and other representatives available when requested by Seller or Lender to meet with any of (1) the Lenders, trustees, issuing agencies and holders of the Existing Loan, or (2) such other parties necessary or desirable in connection obtaining such Financing Consents; (ii) promptly provide to such parties (1) all assumption application materials reasonably required by any of the Lenders, and (2) any and all information required to be delivered in accordance with the Existing Loan Documents or as may be reasonably required by the Lender, including, financial information, management agreements, biographical or similar information regarding the interest holders, owners, principals or senior management of Buyer and of New Guarantor and the managers that Buyer will utilize after the Closing (including information regarding experience in owning and managing real estate assets) (the items in this clause (ii)(2) being referred to collectively as “Additional Assumption Information”). Subject to the provisions of clauses (A), (B) and (C) of Section 17.1 above, in connection with Buyer’s efforts to obtain the Financing Consents, Buyer shall provide or deliver such documents as may be reasonably required by the consenting Person or required to obtain the Financing Consent, including but not limited to, substitute promissory note(s), guarantees, environmental indemnity agreements, financial statements, organizational documents, opinion(s) of counsel, and assumption agreement(s). Buyer shall also substitute New Guarantor for the Existing Guarantors under the Assumed Guarantees and obtain the release of Existing Guarantors from any and all liability under the Assumed Guarantees. Buyer will keep Seller informed of Buyer’s progress in obtaining the Financing Consents and shall advise Seller promptly of any material communication received from any Lender regarding the Financing Consents.
(a) Without limiting the generality of the foregoing, on or before March 5, 2010 (the “Preliminary Submission Date”), Buyer shall submit to Lender substantially all of the materials required by the items listed on the Required Items Checklist that are marked with an asterisk. Buyer shall also submit to Seller, on or before the Preliminary Submission Date, the names and background information of the Managing Member and the New Guarantor.
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(b) On or before March 15, 2010 (the “Final Submission Date”), Buyer shall submit to Lender (i) the Final Organizational Structure, (ii) the Required Changes, and (iii) all remaining items listed on the Required Items Checklist (other than Items 22 and 24 thereof which shall be provided by Seller and provided that any items which make reference to an “[enclosed form]” which Buyer has not received shall be provided by Buyer on the later of (i) two (2) Business Days after Lender has provided the referenced form), or (ii) the Final Submission Date.
(c) If Buyer shall fail to submit the items described in Section 17.2(b) above by the later of (i) two Business Days after Lender has provided the referenced form, or (ii) the Final Submission Date, and if such failure continues for two (2) Business Days after written notice from Seller (which may be via e-mail) that any such items remains undelivered, then Buyer shall be deemed to have irrevocably delivered the Defeasance Notice and the provisions of Section 17.6 below shall thereafter apply.
(d) From and after the Final Submission Date (unless Buyer has delivered, or is deemed to have delivered, the Defeasance Notice), if Buyer fails to deliver to Lender any Additional Assumption Information within three (3) Business Days after written notice from Lender or from Seller (which may be via e-mail) that any such Additional Assumption Information has been requested by Lender and remains undelivered, and if such failure continues for one (1) Business Day after a second notice from Seller (which may also be via e-mail) that such Additional Assumption Information remains undelivered, Buyer shall be in default hereunder.
(e) Buyer shall keep Seller apprised of its communications with and submissions to the Lender and shall deliver to Seller, at the same time as Buyer makes any submissions to the Lender, copies of all cover letters, emails and other correspondence under which Buyer submits any deliveries to Lender pursuant to this Agreement, which cover letters, emails and other correspondence shall enumerate with reasonable specificity the items being submitted to the Lender (with investor names redacted) so that Seller can confirm Buyer’s compliance with the requirements of this Article XVII.
(f) Seller shall have the right to communicate with the Lender to, among other things, work on the loan assumption, including, but not limited to, confirming that the Lender has received Buyer’s submissions, ascertaining whether such submissions are complete and ascertaining the Lender’s view on the timing and likelihood of Buyer’s obtaining the Financing Consents. If the Lender notifies Seller in writing (which may be via e-mail) that (i) based on Buyer’s submissions, the Financing Consents are not likely to be obtained by the Outside Date, (as the same may be extended pursuant to Section 10.1(b) hereof) or (ii) that Buyer’s submissions are missing or incomplete and such missing or incomplete submissions are not delivered to the Lender within three (3) Business Days after written notice from Lender or from Seller (which may be via e-mail), Seller shall have the right to terminate this Agreement by written notice to Buyer; provided, however, that if Buyer shall, within three (3) Business Days after such notice of termination, either (i) deliver the Defeasance Notice, or (ii) elect to waive the receipt of the Financing Consents as a condition to Closing, then this Agreement shall not be terminated. If this Agreement is terminated by Seller as aforesaid, the Earnest Money shall be returned to Buyer and thereafter neither party shall have any further liability to the other, except the parties will continue to be liable for those obligations that expressly survive cancellation or termination of this Agreement.
Agreement of Sale and Purchase

17.3 Seller’s Cooperation. Subject to Buyer’s obligation to pay for all Financing Consent Costs (other than Seller’s Share), Seller shall diligently and reasonably cooperate with Buyer in Buyer’s efforts to obtain the Financing Consents, including, without limitation, providing, upon request, current Property information to the Lender on a timely basis. Under no circumstances shall Seller or any of the Existing Guarantors be required to provide any new guarantee(s) to the Lender or any other Person in connection with the Financing Consents or otherwise assume or be required to perform any obligations after the Closing Date with the exception of its continuing liability under the Existing Loan Documents for events occurring prior to the Closing Date. From and after the Closing Date, Seller agrees to cooperate with Buyer in providing to Buyer, upon Buyer’s written request, information concerning Seller or the Property which may be required under the Loan Documents to the extent such information relates to Seller’s period of ownership of the Property.
17.4 Loan Terms. The parties acknowledge that Buyer’s proposed organizational structure has not yet been finalized. Buyer acknowledges that rating agency approval cannot be sought, and the Financing Consents obtained, until all of the direct or indirect members or partners owning such percentage of the ownership interests in Buyer as the Lender and the rating agencies may require have been identified and that no changes to Buyer’s organizational structure can thereafter be made without requiring new rating agency approvals. On or before the Final Submission Date, Buyer shall provide to Seller, and Seller agrees to submit to the Lender, an organizational and capital structure for Buyer, and all other submissions required pursuant to Section 17.2, which Buyer reasonably believes in good faith will be sufficient for the Lender to approve (the “Final Organizational Structure”), together with (i) any changes required to the transfer provisions contained in Section 11.2 of the Loan Agreement (as defined on Exhibit B) due to the Final Organizational Structure of Buyer, and (ii) any changes to the First Amendment of Loan Agreement (as defined on Exhibit B) needed to omit provisions that are specific to Seller’s affiliates and the “Fleet Mezzanine Loan” (collectively, the “Required Changes”). If the Lender rejects the Final Organizational Structure and/or any of the Required Changes, Seller may terminate this Agreement by written notice to Buyer; provided, however, that if Buyer shall, within two (2) Business Days after such notice of termination, either (A) deliver the Defeasance Notice, or (B) agree in writing to withdraw such Required Change(s) or modify the Final Organizational Structure in a way the Lender and rating agencies indicate they will accept, then this Agreement shall not be terminated. If this Agreement is terminated by Seller as aforesaid, the Earnest Money shall be returned to Buyer and thereafter neither party shall have any further liability to the other, except the parties will continue to be liable for those obligations that expressly survive cancellation or termination of this Agreement. Buyer agrees that it will not modify the Final Organizational Structure or the identity of the Managing Member or the New Guarantor in any manner which will delay or interfere with obtaining the Financing Consents.
Agreement of Sale and Purchase

17.5 Closing Credits. If Buyer is successful in obtaining the Financing Consents, then at Closing, Buyer shall receive a credit against the Purchase Price in the amount of the existing outstanding principal balance and accrued and unpaid interest of the Existing Loan and in the amount of Seller’s Share, and Seller shall receive a credit for the amount of any escrow balances held by the Lender.
17.6 Option to Defease. Notwithstanding anything to the contrary contained herein, at any time prior to April 22, 2010, Buyer shall have the right, at Buyer’s option, to elect to defease the Existing Loan in lieu of obtaining the Financing Consent. If Buyer elects to exercise the right to defease the Existing Loan, Buyer shall so notify Seller in writing (the Defeasance Notice”) on or before April 22, 2010. If Buyer delivers the Defeasance Notice (or if Buyer is deemed to have delivered the Defeasance Notice pursuant to Section 17.2(c) above), then (i) Buyer and Seller shall cease all efforts to obtain the Financing Consents, (ii) receipt of the Financing Consent shall no longer be a condition to Closing, (iii) Seller shall promptly commence the defeasance process under the Existing Loan Documents, (iv) the documents evidencing or securing the Existing Loan will no longer constitute Permitted Exceptions, and (v) the Scheduled Closing Date shall be on the Outside Date. In addition, Buyer acknowledges that, if Buyer delivers the Defeasance Notice (or is deemed to have delivered the Defeasance Notice pursuant to Section 17.2(c) above), then notwithstanding the provisions of Section 3.3 or Section 10.3 hereof, Buyer shall deliver the Purchase Price to Escrow Agent at least two (2) Business Days prior to the Closing Date (or such fewer days as the Lender or defeasance agent may permit without resulting in any additional liability to Seller) in order to enable Seller to complete the defeasance of the Existing Loan; provided that Seller shall have also delivered to Escrow Agent all of the documents executed by Seller which are required to be delivered pursuant to Section 10.2 hereof (subject to the right to update the Closing Statement and the certificate described in Section 10.2(k) hereof). All costs associated with the defeasance of the Existing Loan, including, but not limited to, the Lender’s attorneys’ fees and costs, shall be paid by Buyer (other than any outstanding principal balance and accrued and unpaid interest through the Closing Date and Seller’s attorneys’ fees associated with the defeasance which shall be paid by Seller).
ARTICLE XVIII
MISCELLANEOUS
18.1 Waivers. No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act.
Agreement of Sale and Purchase

18.2 TIME OF THE ESSENCE. TIME IS OF THE ESSENCE WITH RESPECT TO ALL TIME PERIODS AND DATES FOR PERFORMANCE SET FORTH IN THIS AGREEMENT.
18.3 Recovery of Certain Fees. In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party will be entitled to have and recover certain fees from the other party including all reasonable attorneys’ fees and costs resulting therefrom. The foregoing right to recover fees is in addition to any other remedy of Seller herein, including, without limitation, the right to retain the Earnest Money. For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 18.3 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.
18.4 Construction. Headings at the beginning of each Article and Section are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa. This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement. In the event the date on which Buyer or Seller are required to take any action under the terms of this Agreement is not a Business Day, the action will be taken on the next succeeding Business Day.
18.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement.
18.6 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
Agreement of Sale and Purchase

18.7 Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.
18.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to a contract executed and performed in the State of Illinois, without giving effect to the conflicts of law principles thereof. Any action arising out of this Agreement must be commenced by Buyer or Seller in the state courts of the State of Illinois in Cook County or in United States District Court for the Northern District of Illinois and each party hereby consents to the jurisdiction of such courts in any such action and to the laying of venue therein. Any process in any action will be duly served if sent by registered mail, postage prepaid, to the applicable party at its respective address set forth in Section 14.1(a) hereof.
18.9 No Recording. The parties hereto agree that neither this Agreement nor any affidavit or memorandum concerning it will be recorded and any recording of this Agreement or any such affidavit or memorandum by Buyer will be deemed a default by Buyer hereunder.
18.10 Further Actions. The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.
18.11 Exhibits. The following sets forth a list of Exhibits to the Agreement:

Exhibit A	Legal Description of the Land
Exhibit B	List of Existing Loan Documents
Exhibit C-1	Form of Estoppel Certificate
Exhibit C-2	Form of Seller Estoppel
Exhibit D	List of Service Contracts
Exhibit E	Rent Roll
Exhibit F	Form of Deed
Exhibit G	Form of Bill of Sale
Exhibit H	Form of Assignment of Leases
Exhibit I	Form of Assignment of Contracts
Exhibit J	Form of Certificate as to Foreign Status
Exhibit K	Unpaid Commissions, Allowances and Concessions
Exhibit L	Example of Real Estate Tax Proration Methodology
Exhibit M	Litigation
Exhibit N	New Lease Guidelines
Exhibit O	Permitted Exceptions
Exhibit P	Required Items Checklist
Exhibit Q	Property Employees
Exhibit R	Pending Tax Assessment Proceedings
Exhibit S	Existing Loan Escrows
Exhibit T	Pending Leases
Agreement of Sale and Purchase

18.12 No Partnership. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of Seller and Buyer with respect to the Property to be conveyed as contemplated hereby.
18.13 Limitations on Benefits. It is the explicit intention of Buyer and Seller that no person or entity other than Buyer and Seller and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Buyer and Seller or their respective successors and assigns as permitted hereunder. Except as set forth in this Section 18.13, nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (including, without limitation, Seller’s Broker) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Buyer and Seller expressly reject any such intent, construction or interpretation of this Agreement.
18.14 Board Approval. Seller’s execution of this Agreement is contingent on receipt of approval by the Board of Trustees of Prime Group Realty Trust by 5:00 Central Time on the date that is three (3) Business Days after the Effective Date (the “Board Approval Date”). Seller will notify Buyer by email on, or before 5:00 Central Time on the Board Approval Date, whether such board approval has been obtained. If Seller notifies Buyer that such board approval has not been obtained by the Board Approval Date, this Agreement shall be terminated, the Earnest Money shall be paid to Buyer by Escrow Agent, and the parties shall have no further obligation to each other except for Termination Surviving Obligations.
18.15 Union Matters.
(a) Buyer acknowledges that certain of the employees of Seller’s Affiliates at the Property (the “Union Personnel”) are covered by the terms of certain agreements between the Building Owners and Managers Association of Chicago (“BOMA”) and International Union of Operating Engineers Local 399, AFL-CIO (collectively, the “BOMA Agreements”). Buyer acknowledges and agrees that upon Closing, Buyer will, or will cause a successor manager to, assume and be responsible for all of the obligations under the BOMA Agreements with respect to the Union Personnel at the Property arising from and after the Closing Date, and Buyer shall cause the Union Personnel to become employees of Buyer or Buyer’s successor manager of the Property. Seller shall be responsible for any obligations under the BOMA Agreements with respect to Union Personnel at the Property arising prior to the Closing Date, except to the extent Buyer has received a credit for such amounts at Closing.
Agreement of Sale and Purchase

(b) As of the Closing Date, Buyer agrees to comply with any applicable requirements of Cook County Ordinance 06-O, The Displaced Building Service Workers Protection Ordinance.
(c) The provisions of this Section 18.15 shall survive the Closing.
18.16 Limitation of Liability. Notwithstanding anything to the contrary in this Agreement or in any document delivered by Seller in connection with the consummation of the transaction contemplated hereby, it is expressly understood and agreed that Seller’s liability shall be, and is, limited to, and payable and collectible only out of, the Property or the net cash proceeds of the Property actually received by Seller in the event of a sale of the Property, and no other property or asset of Seller or of any of Seller’s directors, officers, employees, shareholders, members or partners shall be subject to any lien, levy, execution, setoff, or other enforcement procedure for satisfaction of any right or remedy of Buyer in connection with the transaction contemplated hereby.
[The remainder of this page is intentionally left blank.]
Agreement of Sale and Purchase

IN WITNESS WHEREOF, Seller and Buyer have respectively executed this Agreement as of the Effective Date.

BUYER:

180 N. LASALLE REALTY LLC, a Delaware limited liability company

By:	/s/ Steven I. Holm

Name: Steven I. Holm
Title: Authorized Signatory

SELLER:

180 N. LASALLE II, L.L.C., a Delaware limited liability company

By:	180 N. LaSalle Holdings, L.L.C., a Delaware limited liability company, its sole member

	By:	PGRT Equity II LLC, a Delaware limited liability company, its administrative member

		By:	Prime Group Realty, L.P., a Delaware limited partnership, its sole member

			By:	Prime Group Realty Trust, a Maryland real estate investment trust, its sole general partner

				By:	/s/ Jeffrey A. Patterson

Name: Jeffrey A. Patterson
Title: President and Chief Executive Officer
EFFECTIVE DATE: February 22, 2010
Agreement of Sale and Purchase

EXHIBIT A
LEGAL DESCRIPTION OF THE LAND
LOT 1 (EXCEPT THAT PART THEREOF LYING BETWEEN THE WEST LINE OF NORTH LASALLE STREET AND A LINE 20 FEET WEST OF AND PARALLEL WITH THE WEST LINE OF NORTH LASALLE STREET TAKEN FOR WIDENING NORTH LASALLE STREET), LOT 2 AND THE EAST HALF OF LOT 3 IN BLOCK 33 IN ORIGINAL TOWN OF CHICAGO, IN SECTION 9, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.
Agreement of Sale and Purchase

A-1

EXHIBIT B
LIST OF EXISTING LOAN DOCUMENTS
1.	Loan and Security Agreement from Greenwich Capital Financial Products, Inc. (“Lender”) to 180 N. LaSalle II, LLC (“Borrower”), dated January 15, 2004.
2.	First Amendment of Loan Agreement between Borrower, Prime Group Realty, LP (“Guarantor”), 180 N. LaSalle Holdings, LLC and Lender, dated April 15, 2004.
3.	Promissory Note of Borrower to Lender, dated January 15, 2004.
4.	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by Borrower to Lender, dated January 15, 2004.
5.	Assignment of Leases and Rents by Borrower to Lender, dated January 15, 2004.
6.	UCC Financing Statement pertaining to the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, to be a filed in Cook County, Illinois.
7.	UCC Financing Statement pertaining to the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, to be a filed in Delaware Secretary of State.
8.	Environmental Indemnity Agreement between Borrower, Guarantor and Lender, dated January 15, 2004.
9.	Borrower’s Certificate, dated January 15, 2004.
10.	Conditional Assignment of Management Agreement between Borrower and Lender with Prime Group Realty, LP (“Agent”) acknowledging and consenting, dated January 15, 2004.
11.	Exceptions to Non-Recourse Guaranty by Guarantor for the benefit of Lender, dated January 15, 2004.
12.	Central Account Agreement among LaSalle Bank National Association (“Central Account Bank”), Borrower, and Lender, dated January 15, 2004.
13.	[Indemnity Agreement by Guarantor for the benefit of Lender, dated January 15, 2004.][1]
14.	Side Letter regarding securitization cooperation and certain post-closing obligations among Borrower, Guarantor, and Lender, dated January 15, 2004.
15.	Conditional Assignment of Management Agreement by Borrower in favor of Lender, acknowledged and consented to by Prime Group Realty, LP, dated January 15, 2004.

[1]	Not to be assumed by Buyer; litigation to which it relates was dismissed with prejudice.
Agreement of Sale and Purchase

B-1

EXHIBIT C-1
FORM OF ESTOPPEL CERTIFICATE

TO:	180 N. LaSalle II, L.L.C. (“Landlord”)
[Address]

[Purchaser] (“Purchaser”)
[Address]

[Lender] (“Lender”)
[Address]

RE:	180 North LaSalle Street, Chicago, IL (the “Property”)
THIS IS TO CERTIFY THAT:
1. The undersigned is the “Tenant” under that certain Lease, dated  _________,  _____  (the “Lease”) between Tenant (or Tenant’s predecessor in interest) and Landlord (or Landlord’s predecessor in interest), covering the premises described above (the “Premises”). A true and correct copy of the Lease is attached hereto as Exhibit A.
2. The Lease constitutes the entire agreement between Landlord and Tenant and has not been modified, assigned, supplemented, or amended in any respect, except as indicated below (insert dates of all modifications, assignments, supplements, or amendments; if none, state “none”), and the Lease is valid and in full force and effect on the date hereof. Tenant has not given Landlord any notice of termination under the Lease.

3. Tenant has accepted and now occupies [modify as appropriate] the Premises. The Lease term commenced on  _____,  _____  and is scheduled to expire on  _____,  _____. Any improvements to be constructed on the Premises by Landlord have been completed and accepted by Tenant and any tenant construction allowances payable by Landlord have been paid, except, in each case, any relating to future options for renewal or expansion of the Lease. Tenant has  _____  options to renew the initial term of the Lease, each for a period of  _____  years.
4. The base rent payable by Tenant presently is $___ per month. No such rent has been paid more than one (1) month in advance of its due date except as follows (if none, state “none”):  _____. Tenant’s security deposit is $_____. Tenant pays monthly its pro rata share of excess operating expenses (including taxes and insurance) in the current amount of $_____ [, based on an expense stop of $_____]. [Revise as appropriate per the Lease] Tenant’s Proportionate Share is  _____%. Tenant has paid in full all additional rent, Tenant’s proportionate share of real estate taxes and insurance and all other sums or charges presently due and payable under the Lease by Tenant. There are no free rent periods or other concessions under the Lease except as described below (if none, state “none”):
Agreement of Sale and Purchase

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5. No default exists on the part of Tenant under the Lease (and no facts or circumstances exist that, with the passage of time or giving of notice, will or could constitute a default under the Lease). No default by Landlord exists under the Lease, and no facts or circumstances exist that, with the passage of time or giving of notice, will or could constitute a default by Landlord under the Lease. Tenant has made no claim against Landlord alleging Landlord’s default under the Lease. Tenant has no offset, defense, deduction or claim against Landlord.
6. Tenant has not assigned, sublet or transferred its interest in the Lease and/or the Demised Premises, or any part thereof, except as follows (if none, state none):                                                                                                                                                                                                                           .
7. Tenant has no right or option whatsoever to purchase or otherwise acquire the Premises or any portion thereof.
8. There are no voluntary actions, and to Tenant’s knowledge no involuntary actions, pending against Tenant under the bankruptcy or insolvency laws of the United States or of any state or territory of the United States.
9. We will deliver to Lender a copy of all notices we serve on or receive from Landlord to Lender at the address on the first page of this Tenant Estoppel Certificate.
The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant. Tenant understands and acknowledges that this Estoppel Certificate is delivered to, and shall be relied on by Landlord, Purchaser in connection with its potential acquisition of the Property, and Lender in connection with the origination, or assumption by Purchaser, of a loan financing the Purchaser’s acquisition of the Property, and any lender making a loan secured by the ownership interests in Purchaser (collectively with Lender, a “Lender”) and may be relied upon by any and all past, current and/or future landlords, purchasers and/or lenders of the Property.

«TENANT LEGAL NAME»

By:

Name:
Title:

Dated: , 2010
Agreement of Sale and Purchase

C-1-2

EXHIBIT C-2
FORM OF SELLER ESTOPPEL CERTIFICATE

TO:	[Purchaser] (“Purchaser”)
[Address]

[Lender] (“Lender”)
[Address]

RE:	180 North LaSalle Street, Chicago, IL (the “Property”)
180 N. LaSalle II, L.L.C. (“Landlord”) hereby states the following, to its actual knowledge:
1. The undersigned is the “Tenant” under that certain Lease, dated  _____,  _____  (the “Lease”) between Tenant (or Tenant’s predecessor in interest) and Landlord (or Landlord’s predecessor in interest), covering the premises described above (the “Premises”).
2. The Lease constitutes the entire agreement between Landlord and Tenant and has not been modified, assigned, supplemented, or amended in any respect, except as indicated below (insert dates of all modifications, assignments, supplements, or amendments; if none, state “none”), and the Lease is valid and in full force and effect on the date hereof. Tenant has not given Landlord any notice of termination under the Lease.

3. Tenant has accepted and now occupies [modify as appropriate] the Premises. The Lease term commenced on  _____,  _____  and is scheduled to expire on  _____,  _____. Any improvements to be constructed on the Premises by Landlord have been completed and accepted by Tenant and any tenant construction allowances payable by Landlord have been paid, except, in each case, any relating to future options for renewal or expansion of the Lease. Tenant has  _____  options to renew the initial term of the Lease, each for a period of  _____  years.
4. The base rent payable by Tenant presently is $___ per month. No such rent has been paid more than one (1) month in advance of its due date except as follows (if none, state “none”):  _____. Tenant’s security deposit is $_____. Tenant pays monthly its pro rata share of excess operating expenses (including taxes and insurance) in the current amount of $_____ [, based on an expense stop of $_____]. [Revise as appropriate per the Lease] Tenant’s Proportionate Share is  _____%. Tenant has paid in full all additional rent, Tenant’s proportionate share of real estate taxes and insurance and all other sums or charges presently due and payable under the Lease by Tenant. There are no free rent periods or other concessions under the Lease except as described below (if none, state “none”):
Agreement of Sale and Purchase

C-2-1

5. No default exists on the part of Tenant under the Lease (and no facts or circumstances exist that, with the passage of time or giving of notice, will or could constitute a default under the Lease). No default by Landlord exists under the Lease, and no facts or circumstances exist that, with the passage of time or giving of notice, will or could constitute a default by Landlord under the Lease. Tenant has made no claim against Landlord alleging Landlord’s default under the Lease. Tenant has no offset, defense, deduction or claim against Landlord.
6. Tenant has not assigned, sublet or transferred its interest in the Lease and/or the Demised Premises, or any part thereof, except as follows (if none, state none):                                                                                                                                                                                                                           .
7. Tenant has no right or option whatsoever to purchase or otherwise acquire the Premises or any portion thereof.
8. There are no voluntary actions, and to Tenant’s knowledge no involuntary actions, pending against Tenant under the bankruptcy or insolvency laws of the United States or of any state or territory of the United States.
The undersigned is authorized to execute this Estoppel Certificate and understands and acknowledges that this Estoppel Certificate is delivered to, and shall be relied on by Purchaser in connection with its acquisition of the Property, and Lender in connection with the origination or assumption by Purchaser of a loan financing the Purchaser’s acquisition of the Property and any lender making a loan secured by the ownership interests in Purchaser and their respective successors and assigns.
Landlord’s liability under this Estoppel Certificate(s) (i) shall expire and be of no further force and effect as of the earlier of (A) twelve (12) months following the Closing Date (as defined in the Purchase Agreement), and (B) the date that Buyer receives an Acceptable Estoppel (as defined in the Purchase Agreement), and (ii) shall be limited by Section 8.4 of the Purchase Agreement.

180 N. LASALLE II, L.L.C.

By:

Name:
Title:

Dated:                                                   , 2010
Agreement of Sale and Purchase

C-2-2

EXHIBIT D
LIST OF SERVICE CONTRACTS
[Intentionally Omitted]
Agreement of Sale and Purchase

D-1

EXHIBIT E
RENT ROLL
See attached.
[Intentionally Omitted]
Agreement of Sale and Purchase

E-1

EXHIBIT F
FORM OF DEED
THIS DOCUMENT WAS PREPARED BY:
Susan I. Matejcak
Jones Day
77 W. Wacker Drive
Chicago, Illinois 60601-1692
UPON RECORDING RETURN TO:
SPECIAL WARRANTY DEED
THIS SPECIAL WARRANTY DEED is made as of  _____, 2010, by 180 N. LASALLE II, L.L.C., a Delaware limited liability company having an address at c/o Prime Group Realty Trust, 330 North Wabash Avenue, Suite 2800, Chicago, Illinois 60611 (“Grantor”) in favor of  _____  having an address at  _____  (“Grantee”).
W I T N E S S E T H:
That Grantor, for and in consideration of the sum of $10.00 and other good and valuable considerations, the receipt of which is hereby acknowledged, does hereby grant, bargain, sell, and convey unto Grantee and Grantee’s heirs, successors and assigns, in and to the following described land (the “Land”) in Cook County, Illinois:
See Exhibit A attached hereto and incorporated herein by reference for the description of the Land conveyed herein.
TOGETHER with all the tenements, hereditaments, and appurtenances thereto.
TO HAVE AND TO HOLD the same unto Grantee and Grantee’s heirs, successors and assigns in fee simple forever.
This conveyance is made subject to those matters described on Exhibit B attached hereto and to applicable zoning ordinances, matters appearing on any recorded plat of the Land, and taxes for the current year.
And Grantor does hereby covenant with Grantee that, except as noted above, title to the Land is free from all encumbrances made by Grantor, and that Grantor will warrant and defend the same against the lawful claims and demands of all persons claiming by, through or under Grantor (except as noted above), but against none other.
Agreement of Sale and Purchase

F-1

IN WITNESS WHEREOF, Grantor has executed this deed the day and year first above-written.

180 N. LASALLE II, L.L.C.,
a Delaware limited liability company

By:	180 N. LaSalle Holdings, L.L.C.,
a Delaware limited liability company,
its sole member

	By:	PGRT Equity II LLC, a Delaware limited
liability company, its administrative member

		By:	Prime Group Realty, L.P.,
a Delaware limited partnership,
its sole member

			By:	Prime Group Realty Trust, a
Maryland real estate investment
trust, its sole general partner

By:

Name:
Title:

STATE OF ILLINOIS	}
} SS.
COUNTY OF COOK	}
I, the undersigned a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY, that the above named  _____, being the  _____  of  _____, personally known to me to be the same person whose name is subscribed to the foregoing instrument as such  _____, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation for the uses and purposes therein set forth.
Given under my hand and Notary Seal, this  _____  day of  _____, 2010.

Notary Public
My Commission Expires:

Agreement of Sale and Purchase

F-2

EXHIBIT G
FORM OF BILL OF SALE
For good and valuable consideration, the receipt of which is hereby acknowledged, 180 N. LASALLE II, L.L.C., a Delaware limited liability company (“Seller”), does hereby sell, transfer, and convey to  _____, a(n)  _____  (“Buyer”) any and all Personal Property (as defined in the Purchase Agreement (as hereinafter defined)).
Seller has executed this Bill of Sale and bargained, sold, transferred, conveyed and assigned the Personal Property and Buyer has accepted this Bill of Sale and purchased the Personal Property AS IS AND WHEREVER LOCATED, WITH ALL FAULTS and without any representations or warranties or whatsoever nature, express, implied, or statutory, except as expressly set forth in the Purchase and Sale Agreement between Seller and Buyer, dated as of February  _____, 2010 (the “Purchase Agreement”) and the warranties set forth herein, it being the intention of Seller and Buyer to expressly negate and exclude all warranties whatsoever, including but not limited to the implied warranties of merchantability and fitness for any particular purpose, any implied or express warranty of conformity to models or samples of materials, any rights of Buyer under appropriate statutes to claim diminution of consideration, any claim by Buyer for damages because of defects, whether known or unknown with respect to the Personal Property, warranties created by affirmation of fact or promise and any other warranties contained in or created by the Uniform Commercial Code as now or hereafter in effect in the State in which the Personal Property is located, or contained in or created by any other law.
Dated this _______ day of ____________________, 2010.

SELLER:	180 N. LASALLE II, L.L.C.,
a Delaware limited liability company

	By:	180 N. LaSalle Holdings, L.L.C.,
a Delaware limited liability company,
its sole member

		By:	PGRT Equity II LLC, a Delaware limited
liability company, its administrative member

			By:	Prime Group Realty, L.P.,
a Delaware limited partnership,
its sole member

				By:	Prime Group Realty Trust, a
Maryland real estate investment
trust, its sole general partner

By:

Name:
Title:

Agreement of Sale and Purchase

G-1

EXHIBIT H
FORM OF ASSIGNMENT OF LEASES
THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is made as of  _____, 2010, between 180 N. LASALLE II, L.L.C., a Delaware limited liability company, having an address at c/o Prime Group Realty Trust, 330 North Wabash Avenue, Suite 2800, Chicago, Illinois 60611 (“Assignor”), and  _____, a  _____, having an address at  _____  (“Assignee”).
W I T N E S S E T H:
WHEREAS, the property commonly known as 180 North LaSalle Street, Chicago, Illinois, more particularly described on Exhibit A attached hereto (the “Property”), is affected by the leases listed on Exhibit B attached hereto (collectively, the “Leases”);
WHEREAS, Assignor and Assignee have entered into that certain Purchase and Sale Agreement dated as of February  _____, 2010 (the “Agreement”), wherein Assignor has agreed to assign and transfer to Assignee all of Assignor’s right, title and interest in and to the Leases and all Security Deposits;
WHEREAS, Assignor desires to assign to Assignee all of Assignor’s right, title and interest in and to the Leases and the Security Deposits, and Assignee desires to accept the assignment of such right, title and interest in and to the Leases and the Security Deposits and to assume all of Assignor’s rights and obligations under the Leases and with respect to the Security Deposits.
NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and for other good and valuable consideration, the parties, intending to be legally bound, do hereby agree as follows:
1. Assignor hereby assigns, sells, transfers, sets over and conveys to Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to the Leases and the Security Deposits. Assignee hereby accepts this assignment and transfer and agrees to assume, fulfill, perform and discharge all of the various commitments, obligations and liabilities of Assignor under and by virtue of the Leases that arise and are to be performed (a) on and after the date hereof, including the return of the Security Deposits in accordance with the terms of the Leases, but only to the extent credited by Assignor to Assignee, and (b) before the date hereof to the extent Assignor credited Assignee with the cost of performing any such commitments, obligations and liabilities. Notwithstanding anything to the contrary set forth above, Assignee hereby assumes all obligations under the Leases relating to the physical and environmental condition of the Property regardless of whether such obligations arise before, on or after the date hereof (provided that notice of such obligations is first given after the Closing Date, or, if notice was given prior to the Closing Date, except to the extent that any action have been or was required to be taken with respect to any such obligations prior to the Closing Date) and without obligation of Assignor to have credited Assignee with the cost of performing any such obligations.
Agreement of Sale and Purchase

2. Notwithstanding anything in this Assignment to the contrary, Assignor’s liability hereunder is subject to the limitations set forth in Section 8.4 of the Agreement.
3. This Assignment is made without representation, warranty (express or implied) or recourse of any kind, except as may be expressly provided herein or in the Agreement.
4. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Assignment shall be governed by, and construed under, the laws of the State of Illinois.
5. All capitalized terms used but not defined herein have the meaning assigned to them in the Agreement.
6. This Assignment may be executed in one or more counterparts, each of which shall be deemed to be an original Assignment, but all of which shall constitute but one and the same Assignment.
[The remainder of this page is intentionally left blank.]
Agreement of Sale and Purchase

IN WITNESS WHEREOF, Assignor and Assignee hereby execute and deliver this Assignment to be effective as of the date first written above.

ASSIGNOR:

180 N. LASALLE II, L.L.C.,
a Delaware limited liability company

By:	180 N. LaSalle Holdings, L.L.C.,
a Delaware limited liability company,
its sole member

	By:	PGRT Equity II LLC, a Delaware limited
liability company, its administrative member

		By:	Prime Group Realty, L.P.,
a Delaware limited partnership,
its sole member

		By:	Prime Group Realty Trust, a
Maryland real estate investment
trust, its sole general partner

By:

Name:
Title:

ASSIGNEE:
,

a(n)

By:

Name:

Title:

Agreement of Sale and Purchase

EXHIBIT I
FORM OF ASSIGNMENT OF CONTRACTS
THIS ASSIGNMENT AND ASSUMPTION (this “Assignment”) dated as of  _____, 2010, is between 180 N. LASALLE II, L.L.C., a Delaware limited liability company (“Assignor”), and  _____, a(n)  _____  (“Assignee”).
A. Assignor owns certain real property and certain improvements thereon known as 180 North LaSalle Street, Chicago, Illinois, and more particularly described in Exhibit A attached hereto (the “Property”).
B. Assignor has entered into certain contracts which are more particularly described in Schedule l attached hereto (the “Service Contracts”), which affect the Property.
C. Assignor and Assignee entered into a Purchase and Sale Agreement dated as of February  _____, 2010 (the “Purchase Agreement”), pursuant to which Assignee agreed to purchase the Property from Assignor and Assignor agreed to sell the Property to Assignee, on the terms and conditions contained therein.
D. Assignor desires to assign to Assignee its interest, if any, and to the extent assignable, in (a) the Service Contracts, (b) certain warranties, guaranties, and intangible personal property with respect to the Property, and (c) all Licenses and Permits (as defined in the Purchase Agreement), and Assignee desires to accept the assignment thereof, on the terms and conditions below.
ACCORDINGLY, the parties hereby agree as follows:
1. Assignor hereby assigns to Assignee all of Assignor’s right, title, and interest, if any, in and to the following, from and after the date hereof, to the extent the same are assignable:
(a) the Service Contracts;
(b) any warranties and guaranties (“Warranties and Guaranties”) made by or received from any third party with respect to any improvements owned by Assignor on the Property; and
(d) the Licenses and Permits.
2. Assignee hereby accepts the foregoing assignment by Assignor and assumes all of the Assignor’s obligations under the Contracts, the Warranties and Guaranties and the Licenses and Permits arising on or after the date hereof.
3. Notwithstanding anything in this Assignment to the contrary, Assignor’s liability hereunder is subject to the limitations set forth in Section 8.4 of the Agreement.
Agreement of Sale and Purchase

I-1

4. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
5. This Assignment shall be governed and construed in accordance with the laws of the State of Illinois.
6. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.
IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement the day and year first above written.

ASSIGNOR:	180 N. LASALLE II, L.L.C.,
a Delaware limited liability company

	By:	180 N. LaSalle Holdings, L.L.C.,
a Delaware limited liability company,
its sole member

		By:	PGRT Equity II LLC, a Delaware limited
liability company, its administrative member

			By:	Prime Group Realty, L.P.,
a Delaware limited partnership,
its sole member

			By:	Prime Group Realty Trust, a
Maryland real estate investment
trust, its sole general partner

By:

Name:
Title:

ASSIGNEE:		a(n)

By:

Name:

Title:
Agreement of Sale and Purchase

I-2

EXHIBIT J
FORM OF CERTIFICATE AS TO FOREIGN STATUS
Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform [          ] (“Transferee”) that withholding of tax is not required upon disposition of a U.S. real property interest by 180 N. LASALLE II, L.L.C., a Delaware limited liability company (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:
(a) Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Income Tax Regulations);
(b) Transferor is not a disregarded entity as defined in Treasury Regulations Section 1.14452(b)(2)(iii)(c). The U.S. employer identification number of Transferor is 20-0587707;

(c) Transferor has an address at:	c/o Prime Group Realty Trust
330 North Wabash Avenue
Suite 2800
Chicago, Illinois 60611
(d) The address of the subject property is 180 North LaSalle Street, Chicago, Illinois.
Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.
Under penalties of perjury, I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have the authority to sign this document on behalf of Transferor.
_______________ ___, 2010

180 N. LASALLE II, L.L.C.,
a Delaware limited liability company

[Correct signature block to be inserted]
Agreement of Sale and Purchase

J-1

EXHIBIT K
UNPAID COMMISSIONS, ALLOWANCES AND CONCESSIONS
[Intentionally Omitted]
Agreement of Sale and Purchase

K-1

EXHIBIT L
EXAMPLE OF REAL ESTATE TAX PRORATION METHODOLOGY
[Intentionally Omitted]
Agreement of Sale and Purchase

L-1

EXHIBIT M
LITIGATION
[Intentionally Omitted]
Agreement of Sale and Purchase

M-1

EXHIBIT N
NEW LEASE GUIDELINES
[Intentionally Omitted]
Agreement of Sale and Purchase

N-1

EXHIBIT O
PERMITTED EXCEPTIONS
[Intentionally Omitted]
Agreement of Sale and Purchase

O-1

EXHIBIT P
REQUIRED ITEMS CHECKLIST
1.	* Return of complete and signed ASSUMPTION APPLICATION.
2.
Borrower Information Forms (enclosed) fully completed in accordance with the instructions. New Borrower must be a legally formed entity satisfying Lender’s current underwriting guidelines. Please refer to the enclosed section of the Mortgage/Deed of Trust relating to borrower covenants for further information on the nature and operation of the new borrowing entity including Single Purpose Entity requirements, as applicable. Please note the following.

A.	If the current borrower is a Single Purpose Entity, then the New Borrower must be a Single Purpose Entity.
B.	If the New Borrower is a single member entity, it must be formed in Delaware whether or not the single member is a person or another business entity.
C.	If the new borrowing structure involves Tenants-In-Common (TIC), please note the following requirements:
•	The maximum number of TICs is 3 for loans with an unpaid principal balance less than or equal to $5 MM. The maximum number of TICs is 4 for loans with an unpaid principal balance over $5MM;
•	Each TIC must be a Special Purpose Entity;
•	Each TIC must make a minimum equity contribution of $500,000;
•	Each TIC must provide an individual as the carve-out guarantor;
•	The sponsor of each TIC must otherwise qualify for the loan, based on lender’s underwriting practice, on a “stand-alone” basis, independent of the other TICs;
•	Each TIC will provide non-consolidation opinions as may be required by Lender;
•	In most cases Lender will require a TIC “roll-up” into a single borrowing entity within a specific time period as proscribed by Lender;
•	Lender may require additional conditions to compel the TIC roll-up, including but not limited to deposits, springing recourse, and other conditions;
•	Each incremental TIC will be charged an additional $1,000 processing fee;
•	Legal retainers will be increased to accommodate the additional review and structuring associated with a TIC borrowing entity.
•	Reverse 1031 exchanges are not permitted.
Agreement of Sale and Purchase

3.	Contact sheet [enclosed form] completed and returned with application.
4.	* Copies of New Borrower’s formation documents, including all exhibits and amendments.[2]
5.	* An outline of New Borrower, including all members, partners, shareholders and principals.[3]
6.	If New Borrower consists of multiple entities, an organizational chart which clearly identifies the relationship of the entities and the principals thereof, including ownership percentages.
7.
* A résumé for each of the Key Principals of New Borrower. [Key Principal is defined as 1) for loans with an unpaid principal balance of $4.0MM or less, any entity owning 50% or more in the New Borrower or any intermediate entity, the proposed guarantor, any general partner of New Borrower or any intermediate entity and any managing member of New Borrower or any intermediate entity and 2) for loans with an unpaid principal balance over $4.0MM, any entity owning 20% or more in the New Borrower or any intermediate entity, the proposed guarantor, any general partner of New Borrower or any intermediate entity and any managing member of New Borrower or any intermediate entity.]

8.	* A list of all persons who are being proposed to sign as replacement guarantors or indemnitors.
9.	* A list of all principals who will control the management of New Borrower.
10.
A copy of any management contract for the property and a resume of the manager. If New Borrower does not plan to enter into a property management contract for the property, New Borrower must provide WFB with a proposal for the management of the property.

11.
* A copy of the fully executed sales contract for the proposed sale of the property, with all addendums and extensions attached and, if New Borrower is not the entity that executed the sales contract as purchaser there under, evidence of the assignment of the purchaser’s interest to New Borrower.

12.	* A current preliminary title report for the Property with copies of any items recorded after the original closing of the loan
13.	A W-9 Tax Form for New Borrower [enclosed form].

[2]	Note: Copies of any operating agreements will be provided by the Final Submission Date.

[3]	Note: Outline for Key Principals will be provided by the Preliminary Submission Date; outline for all other members to be provided by the Final Submission Date.
Agreement of Sale and Purchase

14.
A copy of the 1031 Exchange documentation, that clearly states the 180-day Exchange Completion Date. (See section D of this application). Please note: Lender does not offer any tax advice or assume any responsibility for any completion date deadlines for 1031 Exchanges. The federal, state and local tax treatment of the loan assumption and any conditions related thereto are the sole and complete responsibility of the Applicant.

15.	Current (within three months) financial statements for New Borrower, all intermediate legal entities, and all Key Principals. [Enclosed forms: Financial Statement and Schedules].
16.	Current bank and investment account statements for New Borrower, all intermediate entities and all Key Principals for those accounts containing the bulk of their liquid assets.
17.	Schedule of Real Estate owned [enclosed form], fully completed for New Borrower, all intermediate entities, all Key Principals and all their affiliates.
18.	Most recent income tax returns, (last 3 years) with all schedules and attachments, for New Borrower, all intermediate entities, and all Key Principals.
19.
Most recent fiscal year-end cash flow statements, (signed and dated), identifying the actual recurring and non-recurring cash flow for each property listed on the Schedule of Real Estate Owned. Also a year-to-date cash flow statement should be provided.

20.	Credit Check Authorizations [enclosed form], fully completed signed and dated by Key Principals.
21.	Return of three (3) Lender Reference Forms completed and signed by both the New Borrower and Lender.
22.
Cash flow statements and operating statements for the Property for the most recent fiscal year-end and the current year to date. The cash flow statement should be presented on a quarterly basis. An authorized principal of Borrower must certify (sign and date) all cash flow and operating statements.

23.	Twelve-month projected cash flow and operating statements for the Property.
24.
A current rent roll listing all the tenants leasing space in the Property, the square footage leased per tenant, monthly base rent, rent per square foot, lease expiration for each lease, percentage of space leased, occupied and total vacant.

25.	Three recent sales transactions in the local area real estate market comparable to the subject property.
26.	Three recent leasing transactions in the local area real estate market comparable to the subject property.
Agreement of Sale and Purchase

EXHIBIT Q
PROPERTY EMPLOYEES
[Intentionally Omitted]

Q-1

EXHIBIT R
PENDING TAX ASSESSMENT PROCEEDINGS
[Intentionally Omitted]

R-1

EXHIBIT S
EXISTING LOAN ESCROWS
[Intentionally Omitted]

S-1

EXHIBIT T
PENDING LEASES
[Intentionally Omitted]

T-1